SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934, as amended.

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

Preliminary Proxy Statement ☐

Confidential for Use of the Commission only (as permitted by Rule 14a-6(e)(2) ☐

Definitive Proxy Statement ☒

Definitive Additional Materials ☐

Soliciting Material Pursuant to §§ 240.14a-12 ☐

1-800-FLOWERS.COM, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of Annual Meeting of Stockholders

December 8, 2022

The Annual Meeting of Stockholders (the “Annual Meeting”) of 1-800-FLOWERS.COM, Inc. (the “Company”) will be held online via live webcast, on Thursday, December 8, 2022 at 9:00 a.m. eastern standard time, or any adjournment thereof, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1)	To elect 11 directors to serve until the 2023 Annual Meeting or until their respective successors have been duly elected and qualified;

(2)	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending July 2, 2023; and

(3)	To transact such other matters as may properly come before the Annual Meeting.

You can access the meeting via the Internet at www.virtualshareholdermeeting.com/FLWS2022. To log into the Annual Meeting as a stockholder, a control number will be required. For registered stockholders, the control number can be found on your Notice of Internet Availability of Proxy Materials or your proxy card. Only stockholders of record at the close of business on October 12, 2022 will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at Two Jericho Plaza, Suite 200, Jericho, New York 11753. This list also will be available during the Annual Meeting on the virtual meeting website.

All stockholders are cordially invited to attend the Annual Meeting virtually via live webcast. Whether or not you expect to attend the Annual Meeting, your vote is important. To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. If you received a copy of the proxy materials by mail, you may complete, sign, date and mail the proxy card in the envelope provided. Any stockholder of record attending the Annual Meeting may vote via the Internet during the Annual Meeting webcast, even if he or she has voted over the Internet, by telephone or returned a completed proxy card. You may revoke your proxy at any time prior to the Annual Meeting. If you attend and vote during the Annual Meeting, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

/s/ Michael R. Manley
Michael R. Manley
Corporate Secretary

Jericho, New York
October 28, 2022

YOUR VOTE IS EXTREMELY IMPORTANT. YOU ARE URGED TO VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, IF YOU RECEIVED A PAPER PROXY CARD BY MAIL, YOU MAY COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD BY MAIL.

1-800-FLOWERS.COM, INC.

PROXY STATEMENT

October 28, 2022

This Proxy Statement is furnished to stockholders of record of 1-800-FLOWERS.COM, Inc. (the “Company”) as of October 12, 2022 (the “Record Date”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held online via live webcast, on Thursday, December 8, 2022 at 9:00 a.m. eastern standard time or any adjournment thereof.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to every stockholder, we are now furnishing proxy materials to our stockholders primarily via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you may not receive a printed copy of the proxy materials other than as described below. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy by telephone or over the Internet. If you received a Notice by mail and did not receive proxy materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

The SEC’s rules permit us to deliver a single Notice or set of Annual Meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings and reduces the environmental impact of the Annual Meeting. To take advantage of this opportunity, we have delivered only one Notice or set of Annual Meeting materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or set of Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice or set of Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1.800.542.1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices or set of Annual Meeting materials for your household, please contact Broadridge at the above phone number or address.

Shares of stock cannot be voted at the Annual Meeting unless the owner is present via the Internet during the Annual Meeting webcast or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted “FOR” the election of the 11 directors (each, a “Director”) named in this proxy statement and “FOR” the ratification of the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm, for the fiscal year ending July 2, 2023, and will be voted in accordance with the discretion of the person appointed as proxy with respect to other matters that may properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to the exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the Annual Meeting may withdraw his or her proxy and vote via the Internet during the Annual Meeting webcast. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

The Annual Report of the Company (which does not form a part of the proxy solicitation materials) is being made available to stockholders on www.proxyvote.com concurrently herewith.

The mailing address of the principal executive office of the Company is Two Jericho Plaza, Suite 200, Jericho, New York 11753. It is anticipated that the Notice is first being sent to stockholders on or about October 28, 2022. The proxy statement and form of proxy relating to the Annual Meeting is first being made available to stockholders on or about October 28, 2022.

VOTING SECURITIES

The Company has two classes of voting securities issued and outstanding, its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and its Class B common stock, par value $0.01 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), which generally vote together as a single class on all matters presented to the stockholders for their vote or approval. At the Annual Meeting, each stockholder of record at the close of business on October 12, 2022 of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock owned on that date as to each matter presented at the Annual Meeting and each stockholder of record at the close of business on October 12, 2022 of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock owned on that date as to each matter presented at the Annual Meeting. On October 12, 2022, 37,287,993 shares of Class A Common Stock and 27,249,614 shares of Class B Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at Two Jericho Plaza, Suite 200, Jericho, New York 11753. This list also will be available during the Annual Meeting on the virtual meeting website.

METHODS OF VOTING

Stockholders can vote via the Internet during the Annual Meeting webcast or by proxy. There are three ways to vote by proxy:

●	By Telephone -- You can vote by telephone by calling 1.800.690.6903;

●	By Internet -- You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

●	By Mail -- If you received your proxy materials by mail, you can vote by mail by completing, signing, dating and mailing the enclosed proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. eastern standard time on December 7, 2022.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has recommended each of Mses. Celia R. Brown, Dina Colombo, Stephanie Redish Hofmann and Katherine Oliver and Messrs. James A. Cannavino, Eugene F. DeMark, Leonard J. Elmore, Adam Hanft, Christopher G. McCann, James F. McCann and Larry Zarin for election as Directors, to serve until the 2023 Annual Meeting or until their successors are duly elected and qualified. If a nominee is unable to be a candidate when the election takes place, the shares of stock represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any of the nominees will be unable to be a candidate for election.

Information regarding the Director nominees is set forth below under the heading “—Information Regarding Director Nominees”.

The affirmative vote of a plurality of the Company’s outstanding Common Stock present in person or by proxy at the Annual Meeting is required to elect the nominees for Directors. Abstentions will be counted in tabulations of the votes cast on this proposal, whereas broker non-votes will not be counted for purposes of determining whether this proposal has been approved. Unless otherwise instructed, the proxy holder will vote the proxies received by him “FOR” the election of the Directors.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION
OF ITS ELEVEN DIRECTOR NOMINEES

Information Regarding Director Nominees

Our Board of Directors currently consists of 11 Directors with each Director serving a one-year term. All nominees were most recently elected at the 2021 Annual Meeting. The following information with respect to the principal occupation or employment, other affiliations and business experience of each of the nominees to be elected at the meeting and during the last five years has been furnished to the Company by the nominee.

Celia R. Brown, age 68, has been a Director of the Company since June 2016. Since 2017, Ms. Brown has served as an Independent Management Consultant. From 2010 until June 2016, she served as EVP, Group HR Director of Willis Group, a multi-billion dollar global, risk management and insurance brokerage company with operations in more than 120 countries. At Willis, Ms. Brown was an advisor to the CEO, compensation committee and board of directors on talent strategy, succession planning, reward strategy (including executive compensation), culture and diversity. Upon the 2016 merger of Willis and Towers Watson, Ms. Brown served as an integration advisor to the combined company. Prior to joining Willis, Ms. Brown was with XL Capital Ltd. and its predecessor company from 1988 through 2009 where she held numerous positions culminating in EVP, Head of Global HR and Corporate Relations. From 2019 until 2022, Ms. Brown served as a member of the board of directors and Chair of the HR and Compensation Committee of Volt Information Sciences, Inc., and from 2010 until 2020, as a board member for non-profit organization Volunteer New York.

As a result of Ms. Brown’s career, she provides the Board with compensation and human resource experience and expertise. She also has experience integrating merger and acquisition transactions at the executive level. We believe these experiences, qualifications, attributes and skills qualify her to serve as a member of our Board of Directors.

James A. Cannavino, age 78, has been a Director of the Company since June 2007. Mr. Cannavino served as Chairman of the board of directors of Direct Insite (now Paybox) from 2000 through 2011 and was Chief Executive Officer from December 2002 until May 2011. Paybox is a global provider of financial supply chain automation across procure-to-pay and order-to cash business processes. Paybox was sold to OSG Billing Services in 2018. From September 1997 through April 2000, he was elected non-executive Chairman of Softworks, Inc. (a wholly owned subsidiary of Direct Insite, formerly Computer Concepts), which went public and was later sold to EMC. Mr. Cannavino was also the Chief Executive Officer and Chairman of the board of directors of Cybersafe, Inc., a company specializing in network security. Prior to Cybersafe, Mr. Cannavino was President and Chief Operating Officer of Perot Systems Corporation; he was elected to serve as Chief Executive Officer through July 1997. Mr. Cannavino retired from IBM in 1995, a career that spanned over 30 years, where he was Senior Company Vice President for Strategy and Business Development. Mr. Cannavino is an emeritus member of the Board of the National Center for Missing and Exploited Children. Mr. Cannavino is one of the founding members and is the immediate past Chairman of The International Center for Missing and Exploited Children. He is a past chairman of the Board of Trustees of Marist College in Poughkeepsie, New York, and continues to serve on the Board of Trustees.

Mr. Cannavino’s numerous years of experience in executive level positions in the technology industry provides the Board with a wealth of valuable insight and knowledge regarding business strategy, operational and management experience in the technology industry. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Dina Colombo, age 53, has been a Director of the Company since April 2021. Ms. Colombo is the Chief Operating Officer and Chief Financial Officer of GreyLion Capital, a private equity firm that focuses on investing in high-growth businesses in the lower middle market. Prior to joining GreyLion Capital she was the Chief Financial Officer and Managing Director of CCMP Capital Advisors. Previously, she held a variety of responsibilities at JPMorgan Partners, including investor reporting, investment structuring, portfolio management, financial control, and valuation. Ms. Colombo began her career with PricewaterhouseCoopers LLP where she worked in Consumer Markets & Real Estate Business Assurance practices. Ms. Colombo received a B.B.A. from Hofstra University in Accounting. Ms. Colombo is a co-founder and board member of Parents Against Vaping E-cigarettes, a not-for profit advocacy and education organization powered by parent volunteers to fight the youth vaping epidemic.

As a result of Ms. Colombo’s education, professional experience and more than 30-year career in the finance sector, she provides the Board with financial expertise. We believe these experiences, qualifications, attributes and skills qualify her to serve as a member of our Board of Directors.

Eugene F. DeMark, age 75, has been a Director of the Company since January 2012. Mr. DeMark worked for KPMG LLP (“KPMG”), a global professional services firm, from June 1969 until his retirement in October 2009. He served as the Advisory Northeast Area Managing Partner at KPMG from October 2005 until his retirement. During his career with KPMG, he served in various leadership positions including Area Managing Partner of the Information, Communications and Electronics Practice as well as Managing Partner and Partner in charge of Audit of the firm’s Long Island office. While on special assignment at KPMG he worked on the research staff of the Commission on Auditors Responsibilities (the predecessor of the Treadway Commission) that was formed to assess increases in fraudulent financial reporting and developed KPMG’s first study guide on SEC reporting. Since his retirement, Mr. DeMark has been an independent consultant. Mr. DeMark served on the board of directors of BankUnited, Florida’s largest independent bank, from 2010 to 2019, most recently as the Lead Director and Chair of the Audit Committee. He previously served as Chair of the Audit and Risk Committee and on the Governance and Compensation Committees of the bank’s board. Mr. DeMark was on the board of directors of MSG Networks from October 2015 to December 2016 and was the Chair of their Audit Committee and served on the Compensation Committee. He is a Certified Public Accountant in the State of New York.

As a result of Mr. DeMark’s professional experience and 40-year career with one of the leading professional services firms, he provides the Board with financial expertise, experience in risk management and executive managerial experience. Mr. DeMark qualifies as an audit committee financial expert and is financially sophisticated within the meaning of the NASDAQ Stock Market Rules. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Leonard J. Elmore, age 70, has been a Director of the Company since October 2002. Mr. Elmore has been a NCAA commentator for CBS Sports, FS1 and ESPN for over 25 years. Mr. Elmore was the Chief Executive Officer of iHoops, the official youth basketball initiative of the NCAA and NBA from May 2010 until October 2011 and served as a member of its board from its inception in April 2009 until May 2010. Prior to joining iHoops, he was a Partner with the law firm of Dreier LLP in its New York City headquarters from September 2008 until February 2009. Prior to his employment with Dreier LLP in September, 2008, Mr. Elmore served as Senior Counsel with LeBoeuf, Lamb, et. al (subsequently Dewey & LeBouef) from October 2004 until March 2008. Prior to that, Mr. Elmore served as the President of Test University, a leading provider of internet-delivered learning solutions for pre-college students, from 2001 to 2003. Mr. Elmore served on the board of directors of Lee Enterprises, Inc. since February 2007 until February 2020 and was a member of their audit committee. Since December of 2021, Mr. Elmore has served on the board of directors of Byrna Technologies, Inc., a non-lethal defense technology company and has been a member of the company’s Nominating and Governance Committee. Mr. Elmore is currently a Senior Lecturer at Columbia University in their School of Professional Studies Sports Management program and continues to fulfill his commitment to public service as a Commissioner on the John and James L. Knight Foundation’s Knight Commission on Intercollegiate Athletics.

Mr. Elmore’s career has spanned many different sectors from the diverse public service sectors to law firm experience. He provides the Board a wealth of business strategy, operational and management experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Adam Hanft, age 72, has been a Director of the Company since February 2019. Mr. Hanft is the founder and Chief Executive Officer of Hanft Projects LLC (“Hanft Projects”), a strategic consultancy that provides marketing and branding services to leading consumer and business-to-business companies, including many digitally native brands. In addition, he serves as a director on the board of The Scotts Miracle-Gro Company, one of the world’s leading marketers of branded consumer lawn and garden products. Mr. Hanft also writes broadly about business and consumer subjects for numerous publications and is the co-author of “Dictionary of the Future.” He is also a frequent commentator on marketing and branding issues. Prior to starting Hanft Projects, Mr. Hanft served as founder and Chief Executive Officer of Hanft Unlimited, Inc., a marketing organization created in 2004 that included an advertising agency, strategic consultancy and custom-publishing operation.

Mr. Hanft’s individual qualifications and skills as a Director include marketing strategy, branding and messaging, and digital strategy. We believe Mr. Hanft’s varied experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Stephanie Redish Hofmann, age 53, has been a Director of the Company since December 2020. Ms. Hofmann is Managing Director, Agency Sales for the Agency & Brand Solutions team at Google focused on partnership across a portfolio of client teams, including the Publicis agency holding company, Consulting Partners, and US Multicultural and Industry Relations. Ms. Hofmann’s prior roles at Google include, among others, founding and leading Google's Shopping Solutions team dedicated to developing digital solutions to enable retailers and manufacturers to win shopping moments that matter, serving as the Director of Agency Development for WPP, IPG, and Specialty Agency partners, and leading the Agency Learning & Development team. Before joining the Agency Learning & Development team, Ms. Hofmann served as the Head of Industry Marketing for Google's consumer packaged goods (CPG) vertical where she led research efforts focused on proving the efficacy of digital advertising for CPG manufacturers.

Ms. Hofmann has over 30 combined years of experience in advertising, brand marketing, partnership and working with consumer promotion agencies on CPG brands such as Clorox, Nestle’, and Revlon, as well as non-profit fundraising and development. We believe that Ms. Hofmann’s wealth of experiences, qualifications, attributes, and skills relating to advertising, brand marketing and partnership qualify her to serve as a member of our Board of Directors.

Christopher G. McCann, age 61, has been the Company’s Chief Executive Officer since June 2016. Prior to that, he served as the Company’s President from September 2000 until April 2022, and as the Company’s Senior Vice President and the President of the Consumer Floral Brand from July 2010 until October 2013. Mr. McCann has been a Director of the Company since inception. Mr. McCann is the Vice Chairman of the Board of Trustees of Marist College. He is the Vice Chairman of the board of directors of IGHL. Christopher G. McCann is the brother of James F. McCann, the Company’s Executive Chairman of the Board.

Due to Mr. C. McCann’s various positions within the Company over the course of more than 30 years, he brings to the Board a unique insight into the day-to-day operations of the Company and its subsidiaries as well as its strategic vision. In addition, his prior service on other public company boards of directors provide the Board with valuable board-level experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

James F. McCann, age 71, is the founder of the Company and served as the Company’s Chairman of the Board and Chief Executive Officer from inception until June 2016. In June 2016, Mr. McCann became the Executive Chairman of the Board and Mr. C. McCann succeeded him as the Chief Executive Officer. Mr. McCann has been in the floral industry since 1976 when he began a retail chain of flower shops in the New York metropolitan area. Mr. McCann is a member of the board of directors of International Game Technology PLC and, as of May 2019, Amyris, Inc. Mr. McCann also served on the board of directors of Willis Towers Watson and its predecessors from 2004 to 2019. In addition, Mr. McCann is the Chairman and Chief Executive Officer of Clarim Acquisition Corp. James F. McCann is the brother of Christopher G. McCann, Chief Executive Officer and Director of the Company.

As the Company’s Executive Chairman of the Board and former Chief Executive Officer since inception, Mr. J. McCann brings to the Board his deep understanding of the Company’s strategic business goals and extensive experience with both Company and industry-specific opportunities and challenges. Mr. J. McCann’s current and prior service on other public company boards of directors and their committees provide the Board with valuable board-level experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Katherine Oliver, age 59, has been a Director of the Company since February 2017. She is a Principal at Bloomberg Associates, an international philanthropic consulting firm founded by former New York City Mayor Michael R. Bloomberg. She oversees the media and technology portfolio and advises mayors around the globe on economic development and public communications strategies. Previously, Ms. Oliver was appointed by Mayor Bloomberg as Commissioner of Media and Entertainment for New York City from 2002 until 2013. Since December 2015, she has been on the board of directors of The Chef’s Warehouse, Inc. and is a member of their Nominating and Governance Committee as well as their Compensation and Human Capital Committee.

Ms. Oliver has over 25 years of experience in media and entertainment and therefore brings a unique lens to business development, creativity, branding and customer service. As she advises a variety of corporate and non-profit organizations on content creation and marketing strategies, the Company can leverage her expertise and insight. We believe these experiences, qualifications, attributes and skills qualify her to serve as a member of our Board of Directors.

Larry Zarin, age 68, has been a Director of the Company since March 2009. Mr. Zarin was Senior Vice President and Chief Marketing Officer for Express Scripts, a Fortune 20 company until his retirement in July 2013. He joined Express Scripts in 1996 and during his tenure, he had a leading role in the successful integration of the company’s numerous major acquisitions, including the $29.1 billion acquisition of Medco. Mr. Zarin was responsible for corporate communications and marketing and was a frequent speaker at industry conferences and events. Since stepping down from Express Scripts, Mr. Zarin has been consulting with select enterprises around marketing communications and the development of powerful and distinguishing narratives.

Mr. Zarin has extensive product and brand marketing and business leadership skills from his career at Express Scripts. He also has experience overseeing and integrating merger and acquisition transactions at an executive level. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Board Leadership Structure

The Board has no policy that requires the combination or separation of the roles of Chairman or Chief Executive Officer. Mr. J. McCann served as both our Chairman of the Board and our Chief Executive Officer until June 2016, at which point he ceased serving as Chief Executive Officer. The Board believes that Mr. J. McCann is the Director best suited to serve as Executive Chairman of the Board. As the founder of the Company, he is most familiar with the Company’s business and industry. He is uniquely situated to identify strategic priorities and to lead the Board in discussions regarding strategy and business planning and operations. In addition, his service on other public company boards of directors and their committees provide the Board with valuable board-level experience. The Company does not currently have a lead independent director.

Board Oversight of Risk Management

The Board of Directors, as a whole and through its committees, oversees the Company’s risk management process, including operational, financial, legal, strategic, marketing and brand reputation risks. The Audit Committee assists the Board in the oversight of the risk management process. In addition, the Board is guided by management presentations at Board meetings and throughout the fiscal year that serve to provide visibility to the Board about the identification, evaluation and management of risks the Company is facing as well as how to mitigate such risks.

Environmental and Social Initiatives

Over the past 45 years, we have helped our customers connect and build meaningful relationships with the important people in their lives. As we continue our customer journey, we are committed to operating in a way that is environmentally and socially responsible and are engaged in a broad range of initiatives.

Environmental Sustainability

We recognize our role as responsible corporate citizens and are taking steps to help provide a sustainable environment for future generations. We practice responsible floral sourcing by sourcing our direct-ship flowers from farms that generally follow certified socially and environmentally responsible practices. We also employ sustainable agriculture practices in our orchards by limiting our use of chemical pesticides, leveraging wind machines for frost protection to reduce air pollution, and utilizing irrigation practices and technology that prioritize water efficiency. Our Obetz, Ohio distribution center is 100% powered using wind energy. In addition, we are focused on decreasing our paper use more and more every year and the Company monitors its recycling for corrugate across multiple locations.

Social Responsibility

We also support a culture of diversity, equity, and inclusion where our team members, customers, and partners feel respected, valued, and empowered. We believe that embracing diversity, and celebrating the uniqueness of every individual, makes us a better company. As a company, we are focused on diversity, equity, and inclusion to drive a collaborative, creative, and high-performance culture. Our Special Advisory Committee on Diversity, Equity, and Inclusion, which is overseen by our Chief Executive Officer and our leadership team, works internally across multiple workstreams with a focus on Employee Engagement, Recruitment and Attraction, and Business Strategy. Our company Employee Resource Groups (ERGs) offer welcoming, encouraging communities to support diverse populations across our family of brands. The ERGs not only offer an opportunity to network, but they also host events and activities to engage team members across the company to help educate and inform. Current ERGs include Women & Allies, LGBTQ+ & Allies, Latinx & Allies, and African American/Black & Allies. As a strategic initiative, the Board of Directors receives periodic reports on our progress.

We also celebrate the many diverse small businesses within our BloomNet network through our BloomNet Diversity Program. Currently, over 20 % of the florists in our network self-identify as businesses owned by minorities, veterans, women, members of the LGBTQ+ community, or those who are disabled. Being recognized as part of this program provides BloomNet members opportunities to share their story with customers through retail and social media marketing, as well as other communications materials. Since 2007, the Company has directed more than $200,000 in monetary funds and in-kind donations to support the work of GLAAD, the leading LGBTQ+ media advocacy organization, as it works to create a world where everyone can live the life they love. Finally, to combat food insecurity, the Company donates items year-round to food banks across the country and has partnered with hunger relief nonprofits to donate and raise funds to support their work.

As we look ahead, we believe our company has a strong environmental, social and governance (“ESG”) foundation. As we continue to assess and implement our company’s ESG strategy, the Board of Directors receives periodic reports on our progress. We are committed to building ESG considerations into our overall business strategy. We will continue to focus on these initiatives and work to make a positive impact on our communities, our environment, and the world.

Information about the Board and its Committees

Each of our Directors, other than Messrs. James F. McCann and Christopher G. McCann, qualifies as an “independent director” as defined under the published listing requirements of the NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests. For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent Director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In making these determinations, the Board reviewed and discussed information provided by the Directors and by the Company with regard to each Director’s business and personal activities as they may relate to the Company and the Company’s management. In addition, as required by NASDAQ rules, the Board determined that the members of the Audit Committee each qualify as “independent” under special standards established by NASDAQ and the SEC for members of audit committees. The Board does not have a formal policy with respect to diversity. The Board and the Nominating and Corporate Governance Committee believe that it is critical for the Directors to have varying points of view, with a broad spectrum of experience, education, skills, backgrounds, professional and life experience that, when viewed as the collective group, provide an ample blend of perspectives to allow the Board to fulfill its duties to the long-term interests of the Company’s stockholders.

The table below provides information regarding the diversity of our directors in terms of gender identity and demographic background:

Board Diversity Matrix (As of October 28, 2022)
Total Number of Directors	11
	Female	Male
Part I: Gender Identity
Directors	4	7
Part II: Demographic Background
African American or Black	0	1
White	4	6

The table below provides membership and meeting information for each of the Board committees for Fiscal 2022.

Current Membership:

Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Technology and Cybersecurity Committee
James F. McCann
Christopher G. McCann
Celia R. Brown		X*	X
James A. Cannavino	X			X*
Dina Colombo	X
Eugene F. DeMark	X*
Leonard J. Elmore			X*
Adam Hanft
Stephanie Redish Hofmann		X
Katherine Oliver			X
Larry Zarin		X
Total Meetings in Fiscal 2022	5	7	4	**

*	Committee Chairperson
**

The Technology and Cybersecurity Committee did not hold any standalone formal meetings during Fiscal 2022. The Technology and Cybersecurity Committee met in conjunction with the Audit Committee during formal Audit Committee meetings.

Audit Committee

The Audit Committee of the Board of Directors reports to the Board regarding the appointment of the Company’s independent registered public accountants, the scope and results of its annual audits, compliance with accounting and financial policies and management’s procedures and policies relative to the adequacy of internal accounting controls. The Company’s Board of Directors adopted a written charter for the Audit Committee, which outlines the responsibilities of the Audit Committee. A current copy of the charter of the Audit Committee is available on our website located at www.1800flowers.com under the Investor Relations section of the website.

Each member of the Audit Committee is “financially literate” as required by NASDAQ rules. The Audit Committee also includes at least one member, Eugene F. DeMark, who was determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules and to meet the qualifications of “financial sophistication” in accordance with NASDAQ rules. Stockholders should understand that these designations relate to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board.

Compensation Committee

The Compensation Committee of the Board of Directors establishes the Company’s compensation philosophy and makes a final determination on all forms of compensation to be provided to the Company’s Section 16 Officers (“Executive Officers”), including base salary and the provisions of the Sharing Success Program under which annual incentive compensation may be awarded. In addition, the Compensation Committee administers the Company’s 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 15, 2020 (“2003 Plan”) under which stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents and other equity-based awards may be made to Directors, officers, employees of, and consultants to, the Company and its subsidiaries. The Board of Directors has authorized Mr. James F. McCann to review and make awards for all of the Company’s employees, other than its Executive Officers. The Compensation Committee also makes recommendations to the Board of Directors regarding Directors’ compensation. The Company’s Board of Directors adopted a written charter for the Compensation Committee, which outlines the responsibilities of the Compensation Committee. All of the members of the Company’s Compensation Committee are independent Directors and have never been employees of the Company. A current copy of the charter of the Compensation Committee is available on our web site located at www.1800flowers.com under the Investor Relations section of the website. See “Executive Compensation and Other Information—Compensation Discussion and Analysis” for additional information about the processes and procedures for determining our Executive Officers’ compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the oversight of the evaluation of the Board of Directors, including its size and composition; it reviews and reassesses the adequacy of corporate governance guidelines and practices and develops and recommends to the Board the Company’s corporate governance guidelines and practices; and identifies and evaluates individuals qualified to become Board members and recommends to the Board, Director nominees for election and re-election. The Nominating and Corporate Governance Committee will consider recommendations for prospective nominees for the Board from other members of the Board, management and others, including stockholders, and may employ third-party search firms. The Company’s Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee, which outlines the responsibilities of the Nominating and Corporate Governance Committee. All of the members of the Company’s Nominating and Corporate Governance Committee are independent Directors and have never been employees of the Company. A current copy of the charter of the Nominating and Corporate Governance Committee is available on our website located at www.1800flowers.com under the Investor Relations section of the website.

Technology and Cybersecurity Committee

In April of 2021, the Board approved the formation of a Technology and Cybersecurity Committee. The Technology and Cybersecurity Committee is responsible for the oversight of the Company’s policies and procedures intended to provide security, confidentiality, availability and integrity of the Company’s information, including with respect to data privacy and the Company’s compliance with applicable data privacy and cybersecurity laws and regulations. The Technology and Cybersecurity Committee also oversees the quality and effectiveness of the Company’s policies and procedures with respect to its information technology systems and provides oversight on the Company’s policies and procedures in preparation for responding to material incidents. The Company’s Board of Directors adopted a written charter for the Technology and Cybersecurity Committee, which outlines the responsibilities of the Technology and Cybersecurity Committee. The members of the Company’s Technology and Cybersecurity Committee are independent directors and have never been employees of the Company.

Communication with Board of Directors

The Nominating and Corporate Governance Committee, on behalf of the Board, reviews letters from stockholders concerning the Company’s Annual Meeting of Stockholders and governance process, including recommendations of director candidates, and makes recommendations to the Board based on such communications. Stockholders can send communications to the Board and to the non-management Directors by mail in care of the Corporate Secretary at Two Jericho Plaza, Suite 200, Jericho, New York 11753, Attention: Michael R. Manley, and should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate Director or Directors for review. Any such unsolicited commercial solicitation or communication not forwarded to the appropriate Director or Directors will be available to any non-management Director who wishes to review it.

Attendance at Meetings

During Fiscal 2022, the Board of Directors held 5 meetings and acted by unanimous written consent on one occasion. During Fiscal 2022, all incumbent Directors attended at least 75% of the meetings of the Board of Directors and the meetings held by all committees of the Board of which they were a member. Messrs. J. McCann and C. McCann, and no other directors, attended last year’s Annual Meeting.

Director Resignation Policy

In an uncontested election of Directors at an annual meeting of stockholders, an incumbent Director nominee standing for election who receives more “withhold” votes than votes “for” his or her election (a “Majority Withhold Vote”) shall promptly (but no more than five (5) business days) following certification of the stockholder vote from the meeting at which the election occurred tender his or her written offer of resignation to the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors will promptly consider the Director’s offer of resignation and recommend to the Board of Directors whether to accept the resignation or reject it. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the stockholder vote.

In evaluating the Director’s resignation, each of the Nominating and Corporate Governance Committee and the Board of Directors may consider any and all factors they deem relevant, including (i) the perceived reasons for the Majority Withhold Vote, (ii) the qualifications and tenure of the Director, (iii) the Director’s past and expected future contributions to the Company, (iv) the overall composition of the Board of Directors and whether accepting the resignation would cause the Company to violate any applicable rule or regulation (including Nasdaq listing standards and federal securities laws) or any of its material agreements, and (v) whether the resignation would be in the best interests of the Company and its stockholders.

In determining what action to recommend or take regarding the Director’s resignation, each of the Nominating and Corporate Governance Committee and the Board of Directors may consider a range of alternatives as they deem appropriate, including (i) accepting the resignation, (ii) rejecting the resignation, (iii) rejecting the resignation to allow the Director to remain on the Board of Directors, but agreeing that the Director will not be nominated for re-election to the Board of Directors at the next election of Directors, (iv) deferring acceptance of the resignation until the Board of Directors can find a replacement Director with the necessary qualifications to fill the vacancy that accepting the resignation would create, or (v) deferring acceptance of the resignation if the Director can cure the underlying cause of the Majority Withhold Vote within a specified period of time (for example, if the Majority Withhold Vote were due to overboarding, by resigning from other companies’ boards).

Any Director who tenders his or her offer of resignation pursuant to this policy shall not participate in any deliberations or actions by the Nominating and Corporate Governance Committee or the Board of Directors regarding his or her resignation, but shall otherwise continue to serve as a Director during this period. If other Directors who are members of the Nominating and Corporate Governance Committee receive a Majority Withhold Vote in the same uncontested election of Directors, so that a quorum of the Nominating and Corporate Governance Committee cannot be achieved, then the other independent Directors on the Board of Directors who received more votes “for” or “in favor” than “withheld” in that election will consider and decide what action to take regarding the resignation of each Director who received a Majority Withhold Vote. If three (3) or fewer independent Directors on the Board of Directors did not receive a Majority Withhold Vote in the same election, then all independent Directors on the Board of Directors shall participate in deliberations and actions regarding Director resignations, except that no Director can participate in the vote on his or her own resignation.

Anti-Hedging Policy

We maintain a policy on insider trading that prohibits Directors, officers, and employees with nonpublic information, as well as their spouse, dependents, and any other person living in their household, from buying or selling financial instruments or derivatives, including but not limited to, puts and calls, that hedge or offset any change in the market value of the Common Stock, or otherwise engage in transactions that have or are designed to have the same effect. The policy on insider trading further restricts such persons from purchasing on margin or pledging Common Stock.

Compensation of Directors

Non-employee Directors were entitled to receive the following compensation during the fiscal year ended July 3, 2022:

●	An annual retainer of $30,000, payable in equal quarterly installments on each of the four regularly scheduled Board meetings during the fiscal year.

●

An additional fee to the Chairpersons of the Board’s Committees for their services, payable in equal quarterly installments on each of the four regularly scheduled Board meetings during the fiscal year:

a) Audit Committee Chairperson - $20,000

b) Compensation Committee Chairperson - $10,000

c) Nominating and Corporate Governance Committee Chairperson - $7,500, and

d) Technology and Cybersecurity Committee Chairperson - $10,000

●

A grant of restricted Class A Common Stock with a value equal to $70,000. The actual number of shares is determined by the closing price of the shares on the date of the Annual Meeting (the “Grant Date”). No fractional shares of stock are awarded. These grants fully vest on the first anniversary of the Grant Date.

●	Any Director joining the Board, or becoming a Chairperson of one of the above Committees, following the Annual Meeting in a given year receives a pro-rata share of the compensation provided for above.

●	Board members are reimbursed for reasonable travel and lodging expenses associated with attendance at any Board or Committee meeting.

The following table includes information about compensation paid to our non-employee Directors for the fiscal year ended July 3, 2022:

					Change in Pension
					Value and
	Fees Earned			Non-Equity	Nonqualified Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash(1)	Awards(2)	Awards(3)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Geralyn R. Breig (4)	7,500	-	-	-	-	-	7,500
Celia Brown	40,000	70,000	-	-	-	-	110,000
James A. Cannavino	37,500	70,000	-	-	-	-	107,500
Dina Colombo	30,000	70,000					100,000
Eugene F. DeMark	50,000	70,000	-	-	-	-	120,000
Leonard J. Elmore	37,500	70,000	-	-	-	-	107,500
Adam Hanft	30,000	70,000	-	-	-	-	100,000
Stephanie Redish Hofmann	30,000	70,000	-	-	-	-	100,000
Katherine Oliver	30,000	70,000	-	-	-	-	100,000
Larry Zarin	30,000	70,000	-	-	-	-	100,000

(1)	Total Fees Earned or Paid in Cash combines the amounts paid as annual retainer and meeting fees.

(2)

Stock awards reflect the aggregate grant date fair value of restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation.” The aggregate grant date fair value for restricted stock awards is calculated by multiplying the number of restricted stock awards by the closing market price of the Common Stock on the date the restricted stock awards are credited to a Director’s account. These award fair values have been determined based on the assumptions set forth in Note 13, “Stock Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2022.

Compensation information on James F. McCann and Christopher G. McCann, who are Directors, as well as Executive Officers of the Company, is contained under the section titled “Executive Compensation and Other Information - Summary Compensation Table.”

(3)	No stock options were granted to Directors during Fiscal 2022.

(4)	Ms. Breig did not stand for re-election at the Annual Meeting of Stockholders on December 7, 2021.

As of July 3, 2022, each non-employee Director of the Company held the following aggregate number of option awards and unvested stock awards:

	Unvested	Option
	Stock	Awards
	Awards	Outstanding
Name	(#)	(#)
Celia Brown	2,566	-
James Cannavino	2,566	-
Dina Colombo	2,566	-
Eugene F. DeMark	2,566	-
Leonard J. Elmore	2,566	-
Adam Hanft	2,566	-
Stephanie Redish Hofmann	2,566	-
Katherine Oliver	2,566	-
Larry Zarin	2,566	-

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following individuals were serving as Executive Officers of the Company on October 12, 2022:

Name	Age	Position with the Company

James F. McCann	71	Executive Chairman of the Board
Christopher G. McCann	61	Chief Executive Officer, Director
Thomas G. Hartnett	59	President, 1-800-Flowers.com, Inc.
William E. Shea	63	Senior Vice President, Treasurer and Chief Financial Officer
Michael R. Manley	56	Senior Vice President, General Counsel and Corporate Secretary
Arnold P. Leap	54	Chief Information Officer
Dinesh Popat	62	President, BloomNet
Joseph Rowland	53	Group President, Gourmet Foods & Gift Baskets

Information Concerning Executive Officers Who Are Not Directors

Thomas Hartnett has been the Company’s President since April 2022. Previously, he was the Company’s Group President of Consumer Floral and Gifts since August 2020, and the Company’s President of Consumer Floral from October 2013 through August 2020. Mr. Hartnett had previously served as the Company’s SVP and CFO of the Consumer Floral Brand since April 2010, and as the Company’s SVP and COO of the Consumer Floral Brand from June 2006 through April 2010. Prior to this role, Mr. Hartnett was Senior Vice President of Retail and Fulfillment from September 2000. Before holding these positions, Mr. Hartnett held various positions within the Company since joining in 1991, including Controller, Director of Store Operations, Vice President of Retail Operations and Vice President of Strategic Development. Prior to joining the Company, Mr. Hartnett was a certified public accountant with Ernst & Young LLP.

William E. Shea has been the Company’s Senior Vice President, Treasurer and Chief Financial Officer since September 2000. Before holding his current position, Mr. Shea was our Vice President of Finance and Corporate Controller after joining us in April 1996. From 1980 until joining us, Mr. Shea was a certified public accountant with Ernst & Young LLP.

Michael R. Manley has been the Company’s Senior Vice President and General Counsel and Corporate Secretary since July 2018. Mr. Manley previously was a partner at Venable, LLP, a top national law firm where he was also a member of the firm’s Corporate Group. Prior to Venable, Mr. Manley’s other experience included serving as General Counsel and Chief Compliance Officer of CION Investment Management, LLC, a registered investment advisor; Managing Director, Co-General Counsel, Chief Compliance Officer and/or Secretary for various entities at Plainfield Asset Management LLC; and President and General Counsel of PartMiner, Inc., a leading provider of procurement and information services to the electronics industry.

Arnold Leap has been the Company’s Chief Information Officer since November 2013. Mr. Leap served as the Executive Vice President and Chief Technology Officer for Direct Insite Corp. from November 2000 until joining the Company. Mr. Leap served in various positions with Direct Insite, including the Executive Vice President, Channel Sales and Executive Vice President, Sales and Marketing. Mr. Leap’s background includes senior management positions with over 25 years’ experience in the technology sector.

Dinesh Popat has been the Company’s President of BloomNet since March 2019. Mr. Popat joined the Company from Prescriptive Insights, an insights and analytics firm, where he served as Chief Marketing Officer since January 2017. From 1984 to 2017, Mr. Popat served in various roles at Avon Products, including most recently as Chief Representative Officer.

Joseph Rowland has been the Company’s Group President, Gourmet Foods & Gift Baskets since July 2022. He joined the Company from Puritan’s Pride at The Bountiful Company, where he served as President. He also spent more than a decade at Beth Bath & Beyond, holding roles of increasing responsibility culminating with his leading the launch and providing ongoing management oversight of the company’s e-commerce channel, including its fulfilment, contact center and merchandising options.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

This section discusses compensation to our Fiscal 2022 “Named Executive Officers” or “NEOs”, which consist of our Chief Executive Officer, our Chief Financial Officer and our three next most highly compensated Executive Officers, as determined under SEC rules.1

The Compensation Committee believes that the compensation programs for the Company’s NEOs, as well as all of its Executive Officers, should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual loyalty to the Company and contribution to the Company’s success. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified Executive Officers through the competitive compensation packages it offers to such individuals.

The fundamental policy of the Compensation Committee is to provide the Company’s NEOs, as well as all of its Executive Officers, with competitive compensation opportunities based upon their contribution to the development and financial success of the Company. It is the Compensation Committee’s philosophy that a significant portion of each NEO and Executive Officer’s compensation should be contingent upon the Company’s financial performance. The Compensation Committee also acknowledges the importance of attracting and retaining talented, motivated and success-oriented Executive Officers who share our overall corporate philosophy and will enable our Company to achieve its short and long-term goals. Accordingly, the compensation package for each NEO and Executive Officer is primarily comprised of three elements: (i) base salary; (ii) annual incentives; and (iii) long-term incentive equity awards.

Guiding Principles

●	Growth - To create an atmosphere that encourages superior growth and performance of the Company while also offering personal and professional growth.

●	Teamwork - To encourage executives to work together effectively and efficiently so that Company goals can be fully realized.

●	Innovation - To encourage and reward creativity and innovation, including the development of new ideas and business opportunities for the Company.

●	Market competitiveness - To offer a strong, comprehensive compensation package that will enable the Company to attract and retain qualified executive talent.

Setting Executive Compensation

We compete for senior executive talent with many leading companies. In order to stay competitive in the marketplace, a critical component of which is the recruitment and retention of executive talent, we periodically review the market competitiveness of our Executive Officer compensation programs. The Compensation Committee also reviews the Company’s recent historical compensation practices for its executives, and considers recommendations from the Chief Executive Officer regarding the compensation of his direct reports, who include the other NEOs. At our 2020 Annual Meeting, an advisory vote on executive compensation passed by an overwhelming majority. The Compensation Committee did not implement changes to the design of our executive compensation program as a result of the advisory vote.

1 Mr. Steven A. Lightman stepped down from his role as President, Gourmet Foods & Gift Baskets effective July 5, 2022. However, he is one of our “Named Executive Officers” for Fiscal 2022, as he was one of our three next most highly compensated Executive Officers, as determined under SEC rules.

Elements of Compensation

The Compensation Committee believes that we can maximize the effectiveness of our compensation program by ensuring that all program elements are working in concert to motivate and reward performance. The elements of our executive compensation program are detailed below, together with the principal factors that the Compensation Committee considers in reviewing the components of each Executive Officer’s compensation package. In general, for each compensation element, these factors include: the key role each Executive Officer performs for the Company; the benefit to the Company in assuring the retention of his or her services; the performance of the Company during the past fiscal year; the competitive market conditions for executive compensation; the executive’s prior year compensation; and the objective evaluation of the Executive Officer’s performance. The Compensation Committee may also, however, in its discretion, apply other factors with respect to executive compensation. We believe that our executive compensation program effectively strengthens the mutuality of interests between the Executive Officers and the Company’s stockholders, which results in greater Company performance.

Base Salary. The Compensation Committee views base salary as the assured element of compensation that permits income predictability. Subject to existing employment agreements, our objective is to set base salary levels at the competitive norm. However, individual salaries may be above or below the competitive norm to reflect the strategic role, experience, proficiency and performance of the executive. For example, incumbents who have been in their positions for a longer period of time, and whose performance is superior, may be paid above the competitive norm. In addition, in the case of seasoned executives with strategic value who are newly hired into the Company, it may be necessary to pay above the competitive norm in order to attract the best candidates to the Company.

The minimum base salaries for Messrs. J. McCann and C. McCann are primarily prescribed in their employment agreements (see below for description of the employment agreements in the “Narrative Disclosure to Summary Compensation Table”). Annual base salary increases for the NEOs and other Executive Officers are determined on the basis of the employment agreements (for Messrs. J. McCann, C. McCann), as well as the following factors: the performance of the executive versus job responsibilities; the relationship between current salary and the range for the executive’s level, ranges having been set in part based on the competitive norm in the industry; the average size of salary increase based upon the Company’s financial performance; and whether the responsibilities or criticality of the position of the incumbents have been changed during the preceding year. The weight given to each of these factors may differ from individual to individual as the Compensation Committee deems appropriate. Increases for Fiscal 2022 for Messrs. J. McCann, C. McCann, Shea, Hartnett and Lightman were 0%, 0%, 0%, 9.3% and 5.5%, respectively. The annual base salaries for Fiscal 2022 have been adjusted to reflect a 53-week fiscal year, versus Fiscal 2021, which was a 52-week fiscal year. In April 2022, Mr. Hartnett was appointed as President of the Company, and his base salary was increased to $630,000.

Annual Incentive Award. Annual incentive awards play a significant role in the Company’s overall compensation package for its Executive Officers. The annual incentive award for the NEOs is based upon the Company’s financial performance. This balance supports the accomplishment of the Company’s overall financial objectives and rewards the individual contributions of our NEOs. Annual incentive awards for Executive Officers support the following company objectives:

●	Communication of important goals through performance targets that are aligned with business strategies.

●	Motivation for the entire management team to work together toward a common set of goals.

●	Rewarding executives on the basis of results achieved.

●	Delivering annual incentive opportunities and payments through a structured, performance driven, objective mechanism.

●	Delivering a competitive level of compensation that is fully competitive with industry practice.

●	Motivating executives to achieve ever higher levels of success.

NEOs, other than Mr. J. McCann, are eligible to receive annual incentive awards under the Company’s Sharing Success Program.

Sharing Success Program. The Sharing Success Program is intended to cover management positions, including the NEOs other than Mr. J. McCann. Each eligible plan participant is assigned a target award (expressed as a percentage of base salary), which represents the level of incentive award the participant can expect to earn in the event all performance measures are achieved at 100% during the ensuing fiscal year. For each fiscal year, specific performance measures are established by the Compensation Committee that reflect the key strategic and business goals established by the business plan for that year. The following EBITDA, revenue and strategic initiatives measures were utilized in setting performance objectives for Fiscal 2022:

●

EBITDA, as used for purposes of the Sharing Success Program, is net income before interest, taxes, depreciation, amortization and stock-based compensation on a pre-bonus basis, adjusted to exclude the impact of acquisitions and dispositions completed during the fiscal year, not contemplated in the Company’s budget, as well as the impact of investment gains or losses on the Company’s non-qualified supplemental deferred compensation plan (“Plan EBITDA”).

●

Revenue target as used for purposes of the Sharing Success Program is defined as achieving or exceeding revenue growth in line with the Company’s annual budgeted target for overall Company revenue growth adjusted to exclude the impact of acquisitions and dispositions completed during the fiscal year, not contemplated in the Company’s budget (“Plan Revenue”).

●

Strategic initiatives as used for purposes of the Sharing Success Program is defined as the achievement of certain strategic key performance indicators as a component of incentive compensation. The strategic initiatives apply only to the CEO, C-Suite Executives, and Presidents (Segment, Division & Brand) for the purpose of the Sharing Success Program and will represent 20% of these individuals’ annual payment (“Strategic Initiatives”). Our Strategic Initiatives for Fiscal 2022 were designed to focus our senior management on sales related to certain occasions, customer experiences and certain product categories.

The following table presents the NEOs’ targeted incentive award opportunity, as a percentage of their salary (“target award”), and the performance measures and relative weighting of their components for Fiscal 2022:

	Target Award	Weighting of Performance Measures
Name	(% of Salary)	EBITDA	Revenue	Strategic Initiatives	Subtotal

Christopher G. McCann	100.0%	40.0%	40.0%	20.0%	100.0%
Chief Executive Officer and
Director

William E. Shea	85.0%	40.0%	40.0%	20.0%	100.0%
Senior Vice President, Treasurer,
and Chief Financial Officer

James F. McCann(1)	n/a	n/a	n/a		n/a
Executive Chairman

Thomas Hartnett	85.0%	40.0%	40.0%	20.0%	100.0%
President, 1-800-Flowers.com, Inc.

Steven A. Lightman	70.0%	40.0%	40.0%	20.0%	100.0%
Former President, Gourmet Foods & Gift Baskets

___________________

(1)

Under the Company’s employment agreement with Mr. J. McCann, he no longer participates in the Company’s non-equity-based bonus program. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements”.

In Fiscal 2022, the weightings of performance measures were modified to afford 40% to profitability, 40% to revenue growth, and 20% to Strategic Initiatives for the CEO, C-Suite Executives, and Presidents (Segment, Division & Brand). For all other eligible participants, the weightings of performance measures were allocated equal weight to EBITDA performance and revenue growth.

When Company-wide actual results exceed or fall below target performance measures for EBITDA and revenue growth, the components of the actual awards based on those measures (comprising 80% of the target award payment) are proportionately increased or decreased between the maximum and threshold award payments and the target payments for the EBITDA and revenue growth components of the awards. Participants may earn a Company-wide bonus for the EBITDA and revenue growth components if the threshold performance measures are met (defined as achievement of 90% of Company-wide Plan EBITDA and 72% of Company-wide Plan Revenue, resulting in a 50% pay-out of the Plan EBITDA and Plan Revenue target components, respectively). The Company-wide bonus will not be paid if the Company-wide Plan EBITDA is not achieved. No participant may be paid an incentive award under the Sharing Success Program in excess of maximum (defined as achievement of 150% of Company-wide Plan EBITDA and Company-wide Plan Revenue, resulting in a 200% pay-out of the EBITDA and revenue growth components of the target award), as presented in the table below.

EBITDA			Revenue Growth
% Achievement of Performance Measures	Target Award Multiple		% Achievement of Performance Measures	Target Award Multiple
150.0% or above	200.0%	(max)	150.0% or above	200.0%	(max)
125.0%	150.0%		125.0%	150.0%
100.0%	100.0%		100.0%	100.0%
90.0%	50.0%		72.0%	50.0%
Below 90.0%	0.0%		Below 72.0%	0.0%

Award payments based on Strategic Initiatives are set at 100% of target for the Strategic Initiatives component (comprising 20% of the total target payment) for achievement of target metrics and may be increased or decreased in the discretion of the Compensation Committee between a minimum pay-out of 50% and a maximum pay-out of 200% of the target payment for performance above or below target under the Strategic Initiatives component of the award. Under the terms of the Sharing Success Program, in order to be eligible to receive a payout under the revenue growth or Strategic Initiatives measure, the minimum EBITDA measure must also be attained. In addition, all participants must be actively employed as of the end of the fiscal year in order to qualify for the award.

For Fiscal 2022, the Company’s performance measures, for eligible employees other than CEO, C-Suite Executives, and Presidents (Segment, Division & Brand), were a function of achieving specified EBITDA and Revenue targets and were as follows: Company-wide Plan EBITDA of $250.8 million (on a pre-bonus basis, excluding Vital Choice and Alice’s Table, which were acquired in October 2021 and December 2021, respectively) and Company-wide Plan Revenue growth of 13.8% (excluding the revenue growth contributed by Vital Choice and Alice’s Table).

The following table reflects the relationship of actual performance against the Company’s performance measures. The performance measures range from “threshold” (the minimum achievement level of the performance measure at which an executive may earn 50% of the target award) to “maximum” (the maximum achievement level of the performance measure at or above which an executive may earn 200% of the target award). The weighting of performance measures is applied to the Target Award Multiples to produce the executive’s cash bonus award.

	Performance/Payout Relationship ($'s in thousands)						Calculation of Target Award Earned
	Threshold		Target		Maximum			Target
Performance Metric	Performance Measures	Payout %	Performance Measures	Payout %	Performance Measures	Payout %	Actual Performance	Award Multiple

Company-wide Performance(1)
Adjusted EBITDA and Revenue Growth Measures:
Adjusted EBITDA	$225,710	50.0%	$250,789	100.0%	$376,183	200.0%	$106,710	0.0%
Adjusted Revenue	$2,332,676	50.0%	$2,414,510	100.0%	$2,560,642	200.0%	$2,207,884	200.0%
Company-wide Strategic Initiatives(2)	(2)	50.0%	(2)	100.0%	$(2)	200.0%	(2)	200.0%

________________

(1)

Company-wide Adjusted EBITDA is determined on a pre-bonus basis, excluding: (i) the impact of acquisitions, (ii) stock-based compensation, (iii) nonqualified plan investment appreciation/depreciation, and (iv) certain items affecting period-to-period comparability, including litigation settlements and transaction costs. Revenue Growth Measures is determined excluding the impact of acquisitions.

(2)

Company-wide Strategic Initiatives for Fiscal 2022 were tied to growth in sales or engagement with customers related to certain occasions, customer experiences and certain product categories. Achievement of all the applicable Strategic Initiatives will result in a payout of at least 100%. The Compensation Committee may, in its discretion, determine whether to adjust the payout.

(3)

Based on the terms of the Company’s Sharing Success Program, in order to be eligible to receive a payout under the Strategic Initiatives measure, the minimum EBITDA Growth Measure must also be attained. Since the Fiscal 2022 threshold Company-wide EBITDA Growth measure was not attained, there was no payout for achieving the Strategic Initiatives measures.

During Fiscal 2022, the Company-wide Actual EBITDA and Revenue Award was 0%. The Company-wide Actual Award Multiple for Fiscal 2021, 2020, 2019 and 2018, was 178.8%, 189.6%, 113.0% and 0% of the target award, respectively. See “Summary Compensation Table - Non-Equity Incentive Plan Compensation” for payout amounts for Fiscal 2022, 2021 and 2020.

Long-Term Incentive Equity Awards. In order to structure a long-term incentive program for the Company’s Executive Officers that would tie a significant portion of their compensation to the profitability of the Company, the Compensation Committee designed its long-term incentive equity awards to increase the alignment of the interests of each Executive Officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company.

The grant of an award is set at a level intended to create a meaningful incentive based in part on the Executive Officer’s current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, and the individual’s personal performance in recent periods. The Compensation Committee also takes into account the number of awards held by the Executive Officer in order to maintain an appropriate level of incentive for that individual. The Compensation Committee has the authority to review extraordinary events that impact the Company’s performance and may adjust the calculation of the number of shares earned under an award by taking into account the effect of any such extraordinary events. The Compensation Committee did not make any adjustments for Fiscal 2022.

In Fiscal 2022, the Compensation Committee approved an equity award grant for management level employees with a grant date of November 2, 2021. This grant was intended to align management with stockholder interest with the long-term growth of the Company, as well as address employee retention concerns. The Fiscal 2022 performance-based equity award provided the NEOs with the opportunity to earn a maximum of 100% of their target share award for Fiscal 2022 if the Company achieved $250.8 million (on a pre-bonus basis, excluding Vital Choice and Alice’s Table, which were acquired in October and December 2021) of Plan EBITDA and 13.8% of Plan Revenue growth (excluding the revenue growth contributed by Vital Choice and Alice’s Table), weighted such that 50% of the target share award was tied to achievement of the EBITDA metric, and 50% of the target share award was tied to the revenue growth metric. The award scaled, on a pro-rata basis, to 50% of their target share award if the Company achieved a minimum of 90% of its Fiscal 2022 Plan EBITDA, and 50% of their target share award for Fiscal 2022 if the Company achieved a minimum of 72% of its Plan Revenue growth. In order to be eligible to receive a payout under the revenue growth measure, the minimum EBITDA measure must also be attained.

During Fiscal 2022, the Company achieved 47.3% of its EBITDA metric and 18% of its revenue growth metric, resulting in a long-term incentive award payout of 0%. See “Grants of Plan-Based Awards” for disclosures of the threshold, target and maximum shares under the awards.

In order to create additional incentives and reward the Company’s Executive Officers for achievement of sustained double-digit top-line growth, the Compensation Committee consulted with its independent compensation consultant to introduce a supplemental long-term incentive program and grant one-time awards under the program in Fiscal 2022. The consultant considered an analysis of competitive compensation practices and the Company’s revenue projections at the time the awards were granted. The Compensation Committee approved one-time awards under the program for NEOs other than Mr. J. McCann with a grant date of November 2, 2021, consisting of performance shares with a three-year performance period commencing with Fiscal 2022. The shares earned under the awards during the performance period vest in equal installments subject to the executive’s continued employment with the Company on the fourth and fifth anniversaries of the date of grant. The number of shares that may be earned under the awards during the performance period is based on achievement of three-year compound annual growth in revenue (CAGR), with 50%, 100% and 200% of the target shares, respectively, earned for achievement of three-year CAGR of 12%, 15% and 20%, relative to Fiscal 2021. Based on Fiscal 2022 performance and current revenue projections for future years, threshold performance required to earn the minimum number of shares under the awards is not expected to be achieved. See “Grants of Plan-Based Awards” for disclosures of the threshold, target and maximum shares under the awards.

In Fiscal 2022, in recognition of Mr. Hartnett’s appointment as President of the Company, the Compensation Committee approved a one-time restricted share award for Mr. Hartnett, in addition to his regular long-term incentive award and one-time supplemental award, vesting at a single cliff occurring on the third anniversary following the grant date of the award. See “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End” for additional information concerning the award.

Executive Benefits

The Company’s NEOs are eligible for the same level and offering of benefits made available to other employees, including our 401(k) Profit Sharing Plan (which includes a discretionary annual Company contribution), health care plan and other welfare benefit programs. We do not currently maintain any qualified or nonqualified defined benefit pension plans or nonqualified deferred compensation plans for our NEOs, except for the Nonqualified Supplemental Deferred Compensation Plan discussed below.

During Fiscal 2022, the Company offered a Nonqualified Supplemental Deferred Compensation Plan for certain executives. Participants can defer from 1% up to a maximum of 100% of salary and performance and non-performance-based bonuses. Participant contributions are self-directed, and notionally invested in mutual funds, the values of which are measured using quoted market prices. Distributions are made to participants upon termination of employment or death in a lump sum, unless installments are selected. See “Nonqualified Deferred Compensation” for information about the NEOs’ account balances under the Plan.

Perquisites

We do not routinely provide any significant perquisites to our NEOs. Except for Messrs. J. McCann’s and C. McCann’s perquisites, which are disclosed in the Summary Compensation Table, the value of perquisites to each other NEO in Fiscal 2022 did not exceed $10,000.

Severance/Change of Control

We do not maintain any severance or change of control plans or agreements. However, pursuant to the terms of employment agreements and incentive plans, certain NEOs are eligible to receive severance and other benefits in the case of certain termination events and in the case of a change of control. See “Potential Payments upon Termination and Change of Control” below.

Executive Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines for certain of the Company’s executives, including the NEOs, to further align the interests and actions of the executives with the interests of the Company’s stockholders. The ownership guidelines are based on each executive owning a number of shares with a total market value equal to a multiple of five times the executive’s base salary in the case of the Messrs. J. McCann and C. McCann and two times the executive’s base salary in the case of the other NEOs as determined in accordance with the ownership guidelines. Qualifying shares for purposes of the ownership guidelines include shares acquired on the open market or by the exercise of stock options or pursuant to the 2003 Plan, restricted stock and restricted stock units, deferred stock units and shares owned in a trust or by a spouse and/or minor children, and shares subject to the executive’s vested and unvested stock options. The executives are required to achieve the share ownership under the guidelines within the later of five years from the date of hire or three years after the executive becomes subject to the guidelines.

Clawback Policy

The Board of Directors has adopted a clawback policy that provides for the recoupment of the excess incentive compensation paid to Executive Officers, including the Named Executive Officers, in the event of an accounting restatement due to material noncompliance with financial reporting requirements resulting from an Executive Officer's intentional misconduct or grossly negligent conduct. The policy applies to compensation that is granted, earned, or vested based in whole or in part upon the attainment of a financial reporting measure and provides for the reimbursement or forfeiture by the Executive Officer of the excess portion of the compensation received by the Executive Officers during the three preceding fiscal years.

Management’s Role in Setting Executive Compensation

Although the Compensation Committee establishes the Company’s compensation philosophy and makes the final determinations on all compensation paid to our Executive Officers, the Chief Executive Officer works closely with the Senior Vice President of Human Resources to develop compensation programs and policies and make recommendations for approval by the Compensation Committee regarding annual adjustments to other Executive Officers’ salaries and incentive award opportunities.

Role of Compensation Consultant

The Compensation Committee has retained the services of Pearl Meyer to provide specialized information and targeted research, including advising on market compensation data for base salary, bonus targets and long-term incentives, assisting in the design of annual and long-term incentive programs, and advising on CEO and Executive Chairman compensation. Pearl Meyer did not perform any other services for the Company.

Compensation Deductibility Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally places a limit of $1 million on the amount of compensation a public company can deduct in any year for each of its “covered employees” (which, under current law, includes the current and certain former Named Executive Officers). Although the Compensation Committee takes into account the deductibility of compensation as a factor in determining executive compensation, the Compensation Committee believes that its primary responsibility is to provide a compensation program that is designed to attract, retain and reward the executive talent necessary to the success of the Company. Accordingly, the Compensation Committee has retained the discretion to approve compensation that is not deductible under Section 162(m).

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in the Company’s filings pursuant to the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in such filings.

Compensation Committee

Celia R. Brown, Chairperson
Stephanie Redish Hofmann
Larry Zarin

Notwithstanding any SEC filing by the Company that includes or incorporates by reference other commission filings in their entirety, this Compensation Committee Report shall not be deemed to be “filed” with the SEC, except as specifically provided otherwise therein.

SUMMARY COMPENSATION TABLE

Set forth below is summary compensation information for each person who was: (1) at any time during Fiscal 2022, our Chief Executive Officer or Chief Financial Officer, and (2) at July 3, 2022, one of our three most highly compensated Executive Officers, other than the Chief Executive Officer and the Chief Financial Officer.

		Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation (4)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

Christopher G. McCann	2022	$789,904	$4,000,026	$0	$28,255	$4,818,185
Chief Executive Officer,	2021	$775,000	$968,750	$1,385,700	$28,255	$3,157,705
Director	2020	$775,000	$968,750	$1,469,400	$22,875	$3,236,025

William E. Shea	2022	$560,577	$960,025	$0	$750	$1,521,352
Senior Vice President, Treasurer,	2021	$550,000	$632,500	$786,720	$750	$1,969,970
and Chief Financial Officer	2020	$541,346	$550,000	$782,100	$750	$1,874,196

James F. McCann	2022	$993,750	$731,250	$0	$1,004,055	$2,729,055
Executive Chairman	2021	$975,000	$5,731,250	$0	$1,002,504	$7,708,754
	2020	$975,000	$731,250	$0	$1,002,098	$2,708,348

Thomas Hartnett	2022	$554,231	$1,562,485	$0	$750	$2,117,466
President, 1-800-Flowers.com, Inc.	2021	$497,404	$810,875	$715,200	$750	$2,024,229
	2020	$478,942	$762,250	$608,139	$750	$1,850,081

Steven A. Lightman (5)	2022	$535,000	$728,511	$0	$750	$1,264,261
Former President, Gourmet	2021	$497,404	425,000	$625,800	$750	1,548,954
Foods & Gift Baskets	2020	$478,942	363,750	$477,543	$750	1,320,985

(1)

The Company’s fiscal year is a 52-or 53-week period ending on the Sunday nearest to June 30. Fiscal year 2022, which ended on July 3, 2022, consisted of 53 weeks. Fiscal years 2021 and 2020, which ended on June 27, 2021 and June 28, 2020, each consisted of 52 weeks.

(2)

This column shows the aggregate grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation,” for all time and performance-based share awards granted in fiscal years 2022, 2021 and 2020. These award fair values have been determined based on the assumptions set forth in Note 13, “Stock Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2022.

The following amounts represent the grant date fair value of performance-based share awards. These amounts, which are included in the “Stock Award” column above, reflect the value of performance share awards, determined as of the grant date based upon the probable outcome (which was equal to the “Target” performance) of the performance conditions and is presented below. The value of the performance-based share awards at the grant date assuming the achievement of “Target” performance and “Maximum” value of the performance-based share awards at the grant date assuming the highest level of achievement under the performance conditions is also presented below for comparative purposes.

	Fiscal 2022(a)
	Estimated Future Payouts Under Performance-Based Equity Incentive Plan Awards
	Target	Maximum
Christopher G. McCann	$4,000,026	$7,000,052
William E. Shea	$960,025	$1,260,050
James F. McCann	$731,250	$731,250
Thomas Hartnett	$886,026	$1,136,053
Steven A. Lightman	$728,511	$953,522

(a)

During Fiscal 2022, there were two performance-based equity incentive awards, both of which are included in the “Estimated Future Payouts Under Performance-Based Equity Incentive Plan Awards” above, and are further described under “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Equity Awards": (i) the annual Fiscal 2022 performance-based equity award, and (ii) the supplemental three-year (Fiscal 2022 through 2024) performance-based equity award. The amounts above do not reflect compensation actually received by the NEOs. Instead, these amounts represent the grant date fair value of the respective awards, computed in accordance with FASB ASC Topic 718 based on probable outcome, assuming target performance. The Company-wide threshold equity plan performance measures associated with the annual Fiscal 2022 performance-based equity award were not achieved, and therefore, no equity shares related to Fiscal 2022 performance under this program were earned, and no related compensation expense was recorded in Fiscal 2022. In addition, based upon performance in Fiscal 2022, the supplemental three-year Company-wide threshold equity plan performance measures are not expected to be achieved, and therefore, no equity shares related to this grant are expected to be earned, and no related compensation expense was recorded in Fiscal 2022.

(3)

Non-Equity Incentive Plan Compensation represents cash bonuses described under “Compensation Discussion and Analysis – Elements of Compensation-Annual Cash Incentive and Sharing Success Program.” Where applicable, the annual cash bonuses for operating performances related to, and recorded as compensation expense during Fiscal 2022, 2021 and 2020, were paid during the first quarter of the following respective years. The payout ratio was 0% and 178.8% of the target awards for all NEOs during Fiscal 2022 and Fiscal 2021, respectively. In the cases of Messrs. C. McCann and Shea, the Company-wide payout ratio was 189.6% of the target award during Fiscal 2020. For Mr. Hartnett, whose performance measure during Fiscal 2020 was the aggregate of the achievement of brand-specific and Company-wide Actual EBITDA and Revenue, the payout ratio was 179.1% of the target award. For Mr. Lightman, whose performance measure during Fiscal 2020 was the aggregate of the achievement of brand-specific and Company-wide Actual EBITDA and Revenue, the payout ratio was 164.1% of the target award.

(4)

Other annual compensation consists of the Company’s contribution to a Qualified 401(k) Plan ($750 in Fiscal 2022, Fiscal 2021, and Fiscal 2020). Messrs. J. McCann and C. McCann’s other annual compensation, in the form of perquisites and other personal benefits, includes the personal use of a company car, which is calculated by allocating the costs of operating the car between personal and business use, on the basis of miles driven for personal use to total miles driven. In addition, in accordance with Mr. J. McCann’s employment agreement dated October 4, 2016, Mr. J. McCann is no longer eligible to participate in the Company’s non-equity based bonus program, but, on an annual basis, the Company credits an amount equal to Mr. J. McCann’s base salary, which in each of Fiscal 2022, 2021 and 2020, amounted to $975,000, to his retirement account under the Company’s Nonqualified Supplemental Deferred Compensation Plan. Such amounts are included within all other compensation.

(5)	Steven A. Lightman served as the Company’s President, Gourmet Foods & Gift Baskets from June 2020 until July 2022.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs for the fiscal year ended July 3, 2022. The compensation plans under which the grants in the following table were made are described in the Compensation Discussion and Analysis section above.

										All Other
										Stock Awards:	Grant Date
				Estimated Future Payouts			Estimated Future Payouts			Number of	Fair Value
				Under Non-Equity Incentive			Under Equity Incentive			Shares of	of Stock
				Plan Awards			Plan Awards			Stock or	and Option
		Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name		Date	Date (1)	($)	($)	($)	(#)	(#)	(#)	(#)	($)

Christopher G. McCann	(2)			$155,000	$775,000	$1,550,000
Chief Executive Officer,	(3)	11/2/2021	8/18/2021				15,610	31,221	31,221		$1,000,000
and Director	(4)	11/2/2021	8/18/2021				46,832	93,663	187,326		$3,000,026

William E. Shea	(2)			$93,500	$467,500	$935,000
Senior Vice President, Treasurer,	(3)	11/2/2021	8/18/2021				10,303	20,606	20,606		$660,000
and Chief Financial Officer	(4)	11/2/2021	8/18/2021				4,684	9,367	18,734		$300,025

James F. McCann	(5)			$0	$0	$0
Executive Chairman	(3)	11/2/2021	8/18/2021				11,415	22,830	22,830		$731,250

Thomas Hartnett	(2)			$90,100	$450,500	$901,000
President, 1-800-Flowers.com, Inc.	(3)	11/2/2021	8/18/2021				9,928	19,856	19,856		$636,000
	(4)	11/2/2021	8/18/2021				3,903	7,806	15,612		$250,026
	(6)	5/3/2022	4/20/2022							60,778	$676,459

Steven A. Lightman	(2)			$74,200	$371,000	$742,000
Former President, Gourmet Foods	(3)	11/2/2021	8/18/2021				7,860	15,720	15,720		$503,500
& Gift Baskets	(4)	11/2/2021	8/18/2021				3,513	7,025	14.050		$225,011

(1)

Equity awards are determined by the Compensation Committee and approved by the Board of Directors, during a meeting, or by written action without a meeting, on or prior to the date of the grant. Pursuant to the guidelines adopted by the Compensation Committee, the grant date is the third business day after the date of the Company’s public disclosure of quarterly financial information (the “grant date”).

(2)

The amounts in this row represent the threshold, target and maximum payout under the annual incentive award administered through the Company’s Sharing Success Program for Fiscal Year 2022, as approved by the Board of Directors, and as described in the Compensation Discussion and Analysis section. The Company-wide threshold non-equity plan performance measures were not achieved, and therefore, there was no payout related to Fiscal 2022 performance. See “Compensation Discussion and Analysis – Elements of Compensation-Annual Cash Incentive and Sharing Success Program” and “Summary Compensation Table” above.

(3)

The amounts in this row represent the one-year performance share award threshold, target and maximum payout that could be earned under the Company’s long-term incentive equity awards program as described in the Compensation Discussion and Analysis section. The last column of this row does not reflect compensation actually received by the NEOs. Instead, the amounts represent the grant date fair value, computed in accordance with FASB ASC Topic 718 based on probable outcome, assuming target. As noted in the Fiscal 2022 Compensation Discussion Analysis above, the Company-wide threshold equity plan performance measures were not achieved, and therefore, no equity shares related to Fiscal 2022 performance were earned, and no related compensation expense was recorded in Fiscal 2022.

(4)

The amounts in this row represent the three-year performance share award threshold, target and maximum payout that could be earned under the Company’s supplemental long-term incentive equity awards program. See “Compensation Discussion and Analysis – Long-Term Incentive Equity Awards.” The last column of this row does not reflect compensation actually received by the NEOs. Instead, the amounts represent the grant date fair value, computed in accordance with FASB ASC Topic 718 based on probable outcome, assuming target. The supplemental three-year Company-wide threshold equity plan performance measures are not expected to be achieved, and therefore, no equity shares related to this grant are expected to be earned, and no related compensation expense was recorded in Fiscal 2022. See “Compensation Discussion and Analysis – Long-Term Incentive Equity Awards” and “Summary Compensation Table” above.

(5)

Under the Company’s employment agreement with Mr. J. McCann, he no longer participates in the Company's non-equity-based bonus program as discussed under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Employment Agreements” below.

(6)

The amounts in this row represent time-based awards granted to Mr. Hartnett. Subject to continued employment, the restricted shares will cliff vest three years from the date of grant. The award is an equity grant in recognition of Mr. Hartnett's appointment as President of the Company. The last column of this row represents the grant date fair value of the restricted stock, computed in accordance with FASB ASC 718.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

On October 4, 2016, the Company entered into an employment agreement with Mr. J. McCann (the “JM 2016 Agreement”). Under the JM 2016 Agreement, Mr. J. McCann became the Executive Chairman of the Board, will earn an annual salary of $975,000 and his annual target long-term incentive award value will be 75% of his salary in the form of performance restricted shares under the 2003 Plan. He is no longer eligible to participate in the Company’s bonus program. The Company will also annually credit an amount equal to Mr. J. McCann’s base salary to his retirement account under the Company’s Nonqualified Supplemental Deferred Compensation Plan.

On October 4, 2016, the Company entered into an employment agreement with Mr. C. McCann (the “CM 2016 Agreement” and together with the JM 2016 Agreement, the “2016 Agreements”). Under the CM 2016 Agreement, Mr. C. McCann became Chief Executive Officer (in addition to President and Director) of the Company, is entitled to a minimum annual salary of $775,000, his target annual bonus is 100% of his salary and his target annual long-term incentive award value under the 2003 Plan is equal to 90% of his salary in the form of performance restricted shares. Effective July 2, 2018, the target annual long-term incentive award value for Mr. C. McCann under the 2003 Plan was modified to 150% of his salary.

Under the 2016 Agreements, Messrs. J. McCann and C. McCann agreed to extend the period during which they are each restricted from participating in a business competitive to the Company to a period of two years after a voluntary resignation or termination for good cause. Each of these executives is also bound by non-solicitation and confidentiality provisions, which prohibit the executive from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth summary information regarding the outstanding equity awards at July 3, 2022 granted to each of the Company's Named Executive Officers.

						Equity
				Equity		Incentive
				Incentive		Plan Awards:
				Plan Awards:		Market or
				Number of		Payout
	Number of		Market Value	Unearned		Value of
	Shares or		of Shares or	Shares, Units		Unearned
	Units of		Units of	or Other		Shares, Units
	Stock That		Stock That	Rights That		or Other Rights
	Have Not		Have Not	Have Not		That Have
	Vested		Vested (1)	Vested		Not Vested (1)
Name	(#)		($)	(#)		($)
	Restricted Stock			Performance Awards

Christopher G. McCann				93,663	(2)	$898,228
Chief Executive Officer,	30,945	(3)	$296,763
Director	24,782	(4)	$237,659

William E. Shea				9,367	(2)	89,830
Senior Vice President, Treasurer and	20,204	(3)	$193,756
Chief Financial Officer	14,070	(4)	$134,931

James F. McCann	149,611	(5)	$1,434,769
Executive Chairman	23,358	(3)	$224,003
	18,706	(4)	$179,391

Thomas Hartnett	60,778	(6)	$582,861
President, 1-800-Flowers.com, Inc.				7,806	(2)	74,860
	17,569	(3)	$168,487
	12,500	(7)	$119,875
	11,166	(4)	$107,082
	25,000	(8)	$239,750

Steven A. Lightman				7,025	(2)	67,370
Former President, Gourmet	13,576	(3)	$130,194
Foods & Gift Baskets	9,305	(4)	$89,235

(1)	Market value is based on the closing price of 1-800-Flowers.com, Inc.'s Class A Common Stock of $9.59 on July 1, 2022.

(2)

Amounts shown represent the target number of performance shares that were granted in Fiscal 2022 under the Company’s supplemental long-term incentive equity awards program. The share awards are earned if the Company achieves its targeted revenue CAGR over the three-year period including Fiscal 2022 through Fiscal 2024. Actual shares earned can range from 0-200% of the target amount. At the Company's projected revenue level, approximately 0% of the targeted award is expected to be achieved. See “Compensation Discussion and Analysis - Long Term Incentive Equity Awards”.

(3)

Amounts shown represent performance shares that were earned in Fiscal 2021 under the Company’s long-term incentive equity awards program, based upon achievement of targeted financial performance during Fiscal 2021. See “Compensation Discussion and Analysis - Long Term Incentive Equity Awards”. These restricted shares vest at a rate of one-third at the completion of each year of service following the November 3, 2020 grant date.

(4)

Amounts shown represent performance shares that were earned in Fiscal 2020 under the Company’s long-term incentive equity awards program, based upon achievement of targeted financial performance during Fiscal 2020. See “Compensation Discussion and Analysis - Long Term Incentive Equity Awards”. These restricted shares vest at a rate of one-third at the completion of each year of service following the November 5, 2019 grant date.

(5)

Represents equity awards under the Company’s long-term incentive equity awards program. These restricted share awards cliff vest upon the earlier to occur of: (i) the tenth anniversary following the May 4, 2021 grant date, (ii) the termination of service of Mr. J. McCann due to his death or permanent disability (as defined in the restricted share agreement); or (iii) Mr. J. McCann no longer serving as Executive Chairman as a result of a Change of Control (as defined in the 2023 Plan).

(6)

Represents equity awards under the Company’s long-term incentive equity awards program. These restricted share awards cliff vest at the completion of three years of service following the May 3, 2022 grant date.

(7)

Represents equity awards under the Company’s long-term incentive equity awards program. These restricted share awards cliff vest at the completion of three years of service following the November 3, 2020 grant date.

(8)

Represents equity awards under the Company’s long-term incentive equity awards program. These restricted share awards cliff vest at the completion of three years of service following the November 5, 2019 grant date.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth all stock option exercises and vesting of stock awards for each of the Company’s Named Executive Officers during the fiscal year ended July 3, 2022.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Name	(#)	($)	(#)	($)

Christopher G. McCann	321,700	9,214,923	107,388	3,599,630
Chief Executive Officer,
Director

William E. Shea	-	-	51,021	1,733,293
Senior Vice President, Treasurer and
Chief Financial Officer

James F. McCann	-	-	49,640	1,721,419
Executive Chairman

Thomas Hartnett	-	-	44,430	1,504,298
President, 1-800-Flowers.com, Inc.

Steven A. Lightman	-	-	33,202	1,127,440
Former President, Gourmet Foods &
Gift Baskets

(1)

The value realized on exercise equals the difference between the option exercise price and the market value of 1-800-Flowers.com, Inc.’s Class A Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized on vesting equals the market value of 1-800-Flowers.com, Inc.’s Class A Common Stock on the vesting date, multiplied by the number of shares that vested.

EQUITY COMPENSATION PLAN INFORMATION

The following table displays certain information regarding our equity compensation plans at July 3, 2022.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	0	$0.00	3,454,655
Equity compensation plans not approved by security holders	0	$0.00	0
Total	0	$0.00	3,454,655

Securities set forth under “Equity compensation plans approved by security holders” are to be issues, or available for issuance, under the 2003 Plan.

NONQUALIFIED DEFERRED COMPENSATION

During Fiscal 2022, the Company offered a Nonqualified Supplemental Deferred Compensation Plan for certain executives. Participants can defer from 1% up to a maximum of 100% of salary and performance and non-performance-based bonuses. Participant contributions are self-directed, and notionally invested in mutual funds, the values of which are measured using quoted market prices. Distributions are made to participants upon termination of employment or death in a lump sum, unless installments are selected.

				Aggregate	Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Balance
	Contributions	Contributions	Earnings	Distributions	at Last
	in Last FY	in Last FY (1)	in Last FY	in Last FY	FYE(1)
Name	($)	($)	($)	($)	($)

Christopher G. McCann	$80,481	$0	$-260,386	$0	$1,593,429
Chief Executive Officer,
Director

William E. Shea	$42,308	$0	$-107,955	$0	$634,578
Senior Vice President, Treasurer and
Chief Financial Officer

James F. McCann	$949,639	$952,088	$-4,508,561	$0	$13,031,023
Executive Chairman

Thomas Hartnett	$58,766	$0	$-75,829	$0	$602,028
President, 1-800-Flowers.com, Inc.

Steven A. Lightman	$0	$0	$0	$0	$0
Former President, Gourmet
Food & Gift Baskets

(1)

Contributions made by the Company and NEOs are reported as NEO compensation in the Summary Compensation Table. The registrant contribution for Mr. J. McCann was recorded as compensation expense during Fiscal 2022, and is included in both the Registrant Contributions and the Aggregate Balance at Last FYE in the table above, but was paid into the Nonqualified Supplemental Deferred Compensation Plan during Fiscal 2023. The amount in the Aggregate Balance at Last FYE column includes $1,507,000 for Mr. C. McCann, $546,000 for Mr. Shea, $11,264,000 for Mr. J. McCann, $545,000 for Mr. Hartnett and $0 for Mr. Lightman, in each case, that was reported as compensation for the NEO in the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE OF CONTROL

The Company does not have a formalized severance policy. In accordance with the 2003 Plan, in the event of a Change of Control, as defined in the 2003 Plan, all outstanding Awards, pursuant to which a Participant may have rights the exercise of which is restricted or limited, shall automatically become fully exercisable immediately prior to the time of the Change of Control and all performance criteria and other conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the Change of Control so that the shares of stock subject to the Award will be entitled to participate in the Change of Control transaction.

In addition, as disclosed in “Potential Payments Upon Termination and Change of Control”, certain executives within the Company have individual employment agreements that contain negotiated provisions that trigger payments or provision of benefits upon termination. Payment and benefit levels under the various circumstances that trigger payments or provision of benefits upon termination for Messrs. James McCann and Christopher McCann were calculated and presented in accordance with the provisions of their respective employment agreements. For Fiscal 2022, potential payments under the circumstances triggered upon termination or change of control did not have a material impact on the Compensation Committee’s evaluation of all other elements of compensation or total compensation.

The following table sets forth the potential payments to our NEOs under existing agreements, plans or arrangements, for various scenarios involving a change of control or termination of employment, assuming a July 1, 2022 termination date and change of control date, as applicable, and using the closing price of the Company’s Class A Common Stock on July 1, 2022, the last day of our fiscal year ($9.59). Pursuant to the terms of the Sharing Success Program, the amounts shown do not include the Non-Equity Incentive Plan Awards that were earned as of July 1, 2022. The amounts shown also do not include account balances under the Company’s Nonqualified Supplemental Deferred Compensation Plan reported under “Nonqualified Deferred Compensation” above. The exact amount of payments and benefits that would be provided can only be determined at the actual time of the NEO’s separation from the Company or, if applicable, a change of control.

Christopher G. McCann

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Termination Without Cause/ Resignation for Good Reason (per Employment Agreement)	Death/ Disability

Lump sum cash severance payment(1)	$4,875,000	$4,875,000	$0
Accelerated vesting of restricted shares(2)	0	0	0
Accelerated vesting of performance shares(3)	1,432,650	0	1,432,650
Continuing health and welfare benefits for five years(4)	174,931	174,931	0
Total	$6,482,581	$5,049,931	$1,432,650

William E. Shea

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Termination Without Cause	Death/ Disability

Lump sum cash severance payment(5)	$550,000	$550,000	$0
Accelerated vesting of restricted shares(2)	0	0	0
Accelerated vesting of performance shares(3)	418,517	0	418,517
Continuing health and welfare benefits(4)	0	0	0
Total	$968,517	$550,000	$418,517

James F. McCann

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Termination Without Cause/ Resignation for Good Reason (per Employment Agreement)	Death/ Disability

Lump sum cash severance payment(6)	$7,375,000	$7,375,000	$0
Accelerated vesting of restricted shares(2)	1,43,769	0	1,43,769
Accelerated vesting of performance shares(3)	403,394	0	403,394
Continuing health and welfare benefits for five years(4)	126,675	126,675	0
Total	$9,339,838	$7,501,675	$1,838,163

Thomas Hartnett

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Termination Without Cause	Death/ Disability

Lump sum cash severance payment(7)	$630,000	$630,000	$0
Accelerated vesting of restricted shares(2)	942,486	0	0
Accelerated vesting of performance shares(3)	350,428	0	350,428
Continuing health and welfare benefits(4)	0	0	0
Total	$1,922,914	$630,000	$350,428

Steven A. Lightman

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control	Termination Without Cause	Death/ Disability

Lump sum cash severance payment(8)	$142,692	$142,692	$0
Accelerated vesting of restricted shares(2)	0	0	0
Accelerated vesting of performance shares(3)	286,799	0	286,799
Continuing health and welfare benefits(4)	0	0	0
Total	$429,491	$142,692	$286,799

(1)

Mr. Christopher McCann is entitled to severance pursuant to his employment agreement which entitles him to $1,000,000, plus the base salary payable to him for the then remaining duration of the term of his contract. As of July 1, 2022, Mr. McCann's base salary was $775,000, and his employment agreement provided for a remaining term of five years.

(2)

The value of accelerated unvested restricted shares was calculated using the closing price of the Company’s Class A Common Stock on July 1, 2022 ($9.59). Refer to the column titled “Market Value of Shares or Units of Stock that Have Not Vested” within the “Outstanding Equity Awards at Fiscal Year End” table.

(3)

The value of accelerated unvested performance shares was calculated using the closing price of the Company’s Class A Common Stock on July 1, 2022 ($9.59). Refer to the column titled “Market Value of Shares or Units of Stock that Have Not Vested” within the “Outstanding Equity Awards at Fiscal Year End” table.

(4)

Represents the estimated cost of paying for continuing medical, dental, life and long-term disability for five years. The amounts for medical and dental insurance coverage are based on rates charged to the Company’s employees for post-employment coverage provided in accordance with the Consolidated Omnibus Reconciliation Act of 1985, or COBRA. The costs of providing the other insurance coverage are based on quoted amounts for 2022, adjusted by a 7.5% inflation factor, compounded annually.

(5)

Mr. Shea does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Shea was deemed to receive two weeks of severance for each completed year of service with the Company. As of July 1, 2022, Mr. Shea’s base salary was $550,000.

(6)

Mr. James McCann is entitled to severance pursuant to his employment agreement which entitles him to $2,500,000, plus the base salary payable to him for the then remaining duration of the term of his contract. As of July 1, 2022, Mr. McCann’s base salary was $975,000, and his employment agreement provided for a remaining term of five years.

(7)

Mr. Hartnett does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Hartnett was deemed to receive two weeks of severance for each completed year of service with the Company. As of July 1, 2022, Mr. Hartnett’s base salary was $630,000.

(8)

Mr. Lightman does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Lightman was deemed to receive two weeks of severance for each completed year of service with the Company. As of July 1, 2022, Mr. Lightman’s base salary was $530,000.

The above table does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as 401(k) plan vested benefits and earned but unused vacation.

EMPLOYMENT AGREEMENTS

The employment agreements of Messrs. James F. McCann and Christopher G. McCann provide for certain payments in the event of termination of employment.

James F. McCann

Upon termination without Good Cause (as defined in the JM 2016 Agreement) or resignation by Mr. J. McCann for Good Reason (as defined in the JM 2016 Agreement), within sixty days following the termination date, Mr. J. McCann is entitled to severance pay in the amount of $2,500,000 plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term. Upon termination for Good Cause, voluntary resignation without Good Reason or termination due to death, Mr. J. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the termination date. As discussed above, Mr. J. McCann is restricted from participating in a competitive business for a period of two years after a voluntary resignation or termination for Good Cause. He is also bound by confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

Christopher G. McCann

Upon termination without Good Cause (as defined in the CM 2016 Agreement) or resignation by Mr. C. McCann for Good Reason (as defined in the CM 2016 Agreement), within sixty days following the termination date, Mr. C. McCann is entitled to severance pay in the amount of $1,000,000 plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term. Upon termination for Good Cause, voluntary resignation without Good Reason or termination due to death, Mr. C. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the termination date. As discussed above, Mr. C. McCann is restricted from participating in a competitive business for a period of two years after a voluntary resignation or termination for Good Cause. He is also bound by confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

2003 LONG TERM INCENTIVE AND SHARE AWARD PLAN

The 2003 Plan provides that, unless otherwise provided by the Compensation Committee at the time of the award grant, in the event of a change of control, (i) all outstanding awards pursuant to which the participant may have rights the exercise of which is restricted or limited, shall become fully exercisable immediately prior to the time of the change of control so that the shares subject to the award will be entitled to participate in the change of control transaction, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding awards subject to restrictions or limitations under the 2003 Plan shall lapse, and all performance criteria and other conditions to payment of awards under which payments of cash, shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the change of control so that the shares subject to the award will be entitled to participate in the change of control transaction.

EXECUTIVE PAY RATIO

In accordance with the SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median associate, which is a reasonable estimate calculated in a manner consistent with SEC rules, based on our payroll and employment records. We did not rely on the same median associate for Fiscal 2022 as we did in Fiscal 2021, because the median associate identified in Fiscal 2021 for our pay ratio disclosure was promoted. Instead, as permitted by SEC rules, we selected a median associate with substantially similar compensation to the original median associate for Fiscal 2021 because we believe there has been no change in our associate population or associate compensation arrangements that would result in a significant change to our pay ratio disclosure.

For Fiscal 2022, Mr. Christopher McCann’s annual total compensation was $4,818,185, the annual total compensation of our median associate, other than Mr. C. McCann, was $36,640, and the ratio of those amounts is 132 to 1. For purposes of identifying the median associate, we took into account salary, bonus, and grant date fair value of restricted stock awards granted during Fiscal 2021 for all our employees as of June 27, 2021. We annualized this compensation for employees who did not work the entire year, except for employees designated as seasonal or temporary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of the Company’s Class A common stock (excluding unvested restricted shares) and Class B Common Stock, as of October 12, 2022, or as of the dates referenced below for (i) each person known by the Company to beneficially own more than 5% of each class; (ii) each Director; (iii) each Named Executive Officer; and (iv) all of the Company’s Directors and Executive Officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o 1-800-FLOWERS.COM, Inc., Two Jericho Plaza, Suite 200, Jericho, New York 11753. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such persons that are exercisable within 60 days of October 12, 2022, as well as shares of Class A Common Stock that may be acquired upon the conversion of Class B Common Stock into Class A Common Stock (Class B Common Stock is convertible at any time at the option of the holder into Class A Common Stock on a one-to-one basis and is entitled to ten votes for each share). Percentage of beneficial ownership is based on 37,287,993 shares of Class A Common Stock (excluding unvested restricted shares) and 27,249,614 shares of Class B Common Stock outstanding as of October 12, 2022.

	Shares			% of Shares
	Beneficially Owned			Beneficially Owned
	A Shares		B Shares	A Shares	B Shares
Name
5% Stockholders:

BlackRock, Inc.(1)	3,142,432		—	8.4%	—
McCann Family Group(2)	9,888,825		6,725,640	26.5%	24.7%
Erin McCann 2005 Trust(2) (3)	2,217,923		—	5.9%	—
James McCann 2005 Trust(2) (4)	2,217,923		—	5.9%	—
Matthew McCann 2005 Trust(2) (5)	2,217,922		—	5.9%	—
The McCann Family Limited Partnership(2) (6)	—		2,000,000	—	7.3%
The 1999 McCann Family Limited Partnership(2) (7)	—		3,875,000	—	14.2%
James F. McCann, III(2) (8)	—		3,875,000	—	14.2%

Directors, not including Executive Chairman and CEO:

Celia R. Brown	15,942		—	*	—
James A. Cannavino	98,367		—	0.3%	—
Dina Colombo	897		—	* %	—
Eugene F. DeMark	27,666		—	0.1%	—
Leonard J. Elmore	46,171	]	—	0.1%	—
Adam Hanft	7,604		—	*	—
Stephanie Redish Hofmann	1,979		—	*	—
Katherine Oliver	19,358		—	0.1%	—
Larry Zarin	39,851		—	0.1%	—

Named Executive Officers:

James F. McCann(2) (9)	1,224,446		20,523,974	3.3%	75.3%
William E. Shea	192,611		—	0.5%	—
Christopher G. McCann(2) (10)	3,235,057		6,725,640	8.7%	24.7%
Thomas Hartnett	118,253		—	0.3%	—
Steven A. Lightman	25,221		—	0.1%	—
Directors and Executive Officers as a Group (18 persons)	4,880,001		27,249,614	13.1%	100.0%

*	Indicates less than 0.1%.

(1)

This information is based on the Schedule 13G Amendment No. 3 filed with the SEC by BlackRock, Inc. on February 3, 2022 for shares held on December 31, 2021. According to the Schedule 13G, the reporting person has sole voting power with respect to 2,948,425 shares of Class A Common Stock and sole dispositive power with respect to 3,142,432 shares of Class A Common Stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)

Certain members of the McCann family, partnerships and trusts have formed a “group” for purposes of Section 13D of the Securities Exchange Act. The members of this group (the “Group Members”) are: (i) Christopher G. McCann, (A) individually, (B) as trustee of each of (1) The James F. McCann 2012 Family Trust – Portion I (the “2012 Portion I Trust”) and (2) The James F. McCann 2012 Family Trust – Portion II (the “2012 Portion II Trust” and, together with the 2012 Portion I Trust , the “2012 Trusts”), (C) as sole general partner of The McCann Family Limited Partnership (the “1996 Family Partnership”), (D) as a Director and President of Public Flowers, Inc. (“Public”), which is the sole general partner of The 1999 McCann Family Limited Partnership (the “1999 Family Partnership” and, together with the 1996 Family Partnership, the “Family Partnerships”), and (E) as sole trustee of the Marylou McCann 1999 Trust u/a/d July 6, 1999 (the “Marylou McCann Trust”), which is the sole stockholder of Public and (F) as trustee of the James F. McCann 2018 Family Trust (the “2018 Family Trust”); (ii) James F. McCann, individually; (iii) the Erin McCann 2005 Trust (the “Erin McCann Trust”); (iv) the James McCann 2005 Trust (the “James McCann Trust”); (v) the Matthew McCann 2005 Trust (the “Matthew McCann Trust” and collectively with the Erin McCann Trust and the James McCann Trust, the “Children’s Trusts”); (vi) the 2012 Portion I Trust; (vii) the 2012 Portion II Trust; (viii) The 1996 Family Partnership; (ix) the 1999 Family Partnership; (x) Public; (xi) the Marylou McCann Trust; (xii) James F. McCann, III, (A) individually, and (B) as a Director of Public; and (xiii) the 2018 Family Trust. The Group Members may be deemed to beneficially own an aggregate of 9,888,825 shares of Class A Common Stock representing 26.5% of the Class A Common Stock and 6,725,640 shares of Class B Common Stock representing 24.7% of the Class B Common Stock. Group Members in the aggregate may be deemed to have the current shared power to vote or direct the vote of 9,888,825 shares of Class A Common Stock and to dispose of or direct the disposition of 9,888,825 shares of Class A Common Stock and to vote or direct the vote of 6,725,640 shares of Class B Common Stock and to dispose of or direct the disposition of 6,725,640 shares of Class B Common Stock because of the terms of the Stockholders’ Agreement (as defined below). The 2012 Portion I Trust may be deemed to have the current shared power to vote or direct the vote of 1,309,813 shares of Class A Common Stock and dispose of or direct the disposition of 1,309,813 shares of Class A Common Stock. The 2012 Portion II Trust may be deemed to have the current shared power to vote or direct the vote of 43,710 shares of Class A Common Stock and dispose of or direct the disposition of 43,710 shares of Class A Common Stock. Each of the Group Members disclaims beneficial ownership of the securities held by the other Group Members and the numbers shown for each Group Member excludes securities held by the other Group Members.

(3)

The Erin McCann 2005 Trust may be deemed to have the current shared power to vote or direct the vote of 2,217,923 shares of Class A Common Stock and to dispose of or direct the disposition of 2,217,923 shares of Class A Common Stock.

(4)

The James McCann 2005 Trust may be deemed to have the current shared power to vote or direct the vote of 2,217,923 shares of Class A Common Stock and to dispose of or direct the disposition of 2,217,923 shares of Class A Common Stock.

(5)

The Matthew McCann 2005 Trust may be deemed to have the current shared power to vote or direct the vote of 2,217,922 shares of Class A Common Stock and to dispose of or direct the disposition of 2,217,922 shares of Class A Common Stock.

(6)

The 1996 Family Partnership may be deemed to have the current shared power to vote or direct the vote of 2,000,000 shares of Class B Common Stock and to dispose of or direct the disposition of 2,000,000 shares of Class B Common Stock.

(7)

The 1999 Family Partnership, Public Flowers, Inc., as sole general partner of the 1999 Family Partnership, and The Marylou McCann 1999 Trust u/a/d July 6, 1999, as the sole stockholder of Public, may each be deemed to have the current shared power to vote or direct the vote of 3,875,000 shares of Class B Common Stock and to dispose of or direct the disposition of 3,875,000 shares of Class B Common Stock. Public and the Marylou McCann Trust each disclaim beneficial ownership of 3,875,000 shares of Class B Common Stock.

(8)

James F. McCann, III may be deemed to have the current shared power to vote or direct the vote of 3,875,000 shares of Class B Common Stock and to dispose of or direct the disposition of 3,875,000 shares of Class B Common Stock beneficially owned by the 1999 Family Partnership. James F. McCann, III disclaims beneficial ownership of 3,875,000 shares of Class B Common Stock.

(9)

James F. McCann has the current sole power to vote and dispose of 985,909 shares of Class A Common Stock and 20,523,974 shares of Class B Common Stock and may be deemed to have the current shared power to vote or direct the vote and to dispose of or direct the disposition of 239,017 shares of Class A Common Stock. Includes (i) 480 shares beneficially owned by James F. McCann’s spouse, Marylou McCann, and (ii) 238,537 shares beneficially owned by the Foundation, of which James F. McCann is a Director and the President. James F. McCann disclaims beneficial ownership of 943,269 shares of Class A Common Stock.

(10)

Christopher G. McCann may be deemed to have the current sole power to vote and dispose of 1,642,997 shares of Class A Common Stock and 850,640 shares of Class B Common Stock and may be deemed to have the current shared power to vote or direct the vote and to dispose of or direct the disposition of 1,592,060 shares of Class A Common Stock and to vote or direct the vote and to dispose of or direct the disposition of 5,875,000 shares of Class B Common Stock. Includes (i) 8,118,383 shares beneficially owned by the Family Partnerships and the 2018 Trust and 2012 Trusts, and (ii) 238,537 shares beneficially owned by The McCann Charitable Foundation, Inc., of which Christopher G. McCann is a Director and the Treasurer. Christopher G. McCann disclaims beneficial ownership of 2,243,383 shares of Class A Common Stock and 5,875,000 shares of Class B Common Stock.

Each of the Group Members other than Public and the Marylou McCann Trust, and Marylou McCann, Erin Lenehan McCann and Matthew McCann executed the McCann Family Stockholders’ Agreement dated as of July 18, 2017 (the “Stockholders’ Agreement”), which was filed as Exhibit 3 to the Schedule 13D filed by the Group Members with the SEC on July 27, 2017, as amended effective May 1, 2019, which was filed as Exhibit 6 to the Schedule 13D in Amendment No. 2 to the Schedule 13D filed with the SEC on September 22, 2020, and as further amended effective December 14, 2021, which was filed as Exhibit 9 to the Schedule 13D in Amendment No. 4 on January 7, 2022.

Under the Stockholders’ Agreement, the Children’s Trusts, the 2012 Trusts, and the Family Partnerships (collectively with each person that acquires Class A Common Stock or Class B Common Stock and becomes a party to the Stockholders’ Agreement, the “Stockholders”) have agreed to vote as a group with respect to any matter on which any of the shares of Common Stock held by them are entitled to vote. In the case of the 1996 Family Partnership, such agreement applies only to that percentage of the shares owned by the partnership that represents ownership interests other than the limited partnership interest of Christopher G. McCann.

Decisions on how the Stockholders will vote with respect to their shares of Common Stock will be made in accordance with the determination of the McCann Family Committee. The McCann Family Committee consists of Marylou McCann and the three children of James F. McCann and Marylou McCann: Erin Moore Lenehan, James F. McCann, III, and Matthew E. McCann. The McCann Family Committee generally acts by vote of a majority of the members, except in respect of a Change in Control (as defined in the Stockholders’ Agreement) of the Company. The prior approval of at least 75% of the members of the McCann Family Committee is required for any disposition that will result in a Change in Control.

Subject to the other transfer provisions, if a Stockholder proposes to sell any shares of Common Stock to a person other than a Permitted Transferee (as defined in the Stockholders’ Agreement), the other Stockholders will have a right of first refusal to buy such shares and, if the other Stockholders do not elect to purchase all such shares, the members of the McCann Family Committee shall have the right to purchase the remaining shares.

The prior approval by a majority of the McCann Family Committee members is required for any gift or bequest by any Stockholder of shares of Class A Common Stock to anyone other than a Permitted Transferee and of shares of Class B Common Stock to anyone other than an Affiliate (as defined in the Stockholders’ Agreement).

The foregoing summary of the Stockholders’ Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders’ Agreement.

CERTAIN BUSINESS RELATIONSHIPS WITH DIRECTORS AND OFFICERS

The Company has a policy providing that all material transactions between it and one or more of its Directors, Executive Officers, nominees for Director or a member of their immediate families must be approved either by a majority of the disinterested members of the Board or by the stockholders of the Company.

While the policy is not in writing, the Company’s legal and finance staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and Executive Officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. This includes inquiries of its Directors and Executive Officers, as well as a questionnaire that Directors and Executive Officers are required to complete periodically. In determining whether to approve or ratify a related party transaction, the disinterested members of the Board will consider the relevant facts and circumstances, which may include the relationship of the individual with the Company, the materiality of the transaction to the Company and the individual, and the business purpose and reasonableness of the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person, are disclosed in the Company’s proxy statement. The Company considers individual transactions, or any series of transactions which, in the aggregate exceed $120,000, to be material and requiring of disclosure.

Below are the transactions in which, to the Company’s knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any Director, Director nominee, Executive Officer, holder of more than 5% of the Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Julie Mulligan, the sister of Directors and Executive Officers, James F. McCann and Christopher G. McCann, is employed as a Lifestyle and Floral Expert. Ms. Mulligan’s compensation was unanimously approved by the Independent Directors of the Board. Ms. Mulligan earned $122,308 in Fiscal 2022. Ms. Mulligan was not eligible to receive a bonus under the Company’s annual incentive plan (“Sharing Success Program”) for Fiscal 2022.

James F. McCann III, the son of Executive Chairman James F. McCann and nephew of Director and CEO Christopher G. McCann, is employed as a Director, Enterprise Strategy and Business Development. Mr. McCann’s compensation was unanimously approved by the Independent Directors of the Board. Mr. McCann earned $139,408 in Fiscal 2022 and received a $13,768 bonus for Fiscal 2022.

Jenna Messer, the daughter of Director and CEO Christopher G. McCann and niece of Executive Chairman James F. McCann, is employed as Vice President, Loyalty Marketing. Ms. Messer’s compensation was unanimously approved by the Independent Directors of the Board. Ms. Messer earned $196,169 and received a $30,000 bonus for Fiscal 2022. In addition, Ms. Messer received 469 restricted shares, with a grant date fair value of $15,000, under the Company’s Long-Term Incentive Equity Awards program. These restricted share awards vest at a rate of one-third at the completion of each year of service following the November 2, 2021 grant date.

The Company subleases a property located at 10 Grand Central, 155 East 44th Street, New York, New York 10017 to Clarim Holdings, LLC (“Clarim”), in which Executive Chairman James F. McCann owns a controlling interest and at which he is the sole member and manager. The sublease commenced in April 2022. During Fiscal 2022, the Company received $28,764.51 in rent payments from Clarim.

October 28, 2022

To the Board of Directors
of 1-800-FLOWERS.COM, INC. (the “Company”):

We, the members of the Audit Committee, assist the Board of Directors in its oversight of the Company’s financial accounting, reporting and controls. We also evaluate the performance and independence of the Company’s independent registered public accounting firm. We operate under a written charter that both the Board and we have approved. A current copy of the Audit Committee charter can be found on the Company’s website located at www.1800flowers.com under the Investor Relations section of the website.

The Board annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. In addition, although the Board has determined that each of the members of the Audit Committee meets NASDAQ regulatory requirements for financial literacy and that Eugene F. DeMark is an “audit committee financial expert,” as defined by Commission rules, and is financially sophisticated under NASDAQ requirements, we would like to remind our stockholders that we are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, including setting the accounting and financial reporting principles and designing the Company’s system of internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal control. The Company’s independent registered public accounting firm, BDO USA, LLP (“BDO”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The independent registered public accounting firm is also responsible for expressing opinions on the effectiveness of the Company’s internal control over financial reporting as well as management’s assessment thereof. Although the Board is the ultimate authority for effective corporate governance, including oversight of the management of the Company, the Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities by overseeing these processes, as well as overseeing the qualifications and performance of the Company’s independent registered public accounting firm.

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm. Annually, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, the independent accounting firm is required to confirm that the provision of such services does not impair their independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided (as noted in the table below) were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

We reviewed and discussed the audited consolidated financial statements and related footnotes for the fiscal year ended July 3, 2022 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. We also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board No. 1301. We received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence, and discussed with BDO their independence. This review included a discussion with management and the independent registered public accounting firm of the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s Financial Statements, including the disclosures relating to critical accounting policies.

Based on the reports, discussions and reviews described in this report, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2022, for filing with the Securities and Exchange Commission.

Audit Committee

Eugene F. DeMark (Chairman)
James A. Cannavino
Dina Colombo

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has appointed BDO USA, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2023, and the Board is asking stockholders to ratify such selection at the Annual Meeting. The stockholders’ ratification of the appointment of BDO will not impact the Audit Committee’s responsibility pursuant to its charter, to appoint, replace and discharge the independent auditors. In the event the stockholders fail to ratify this selection, the matter of the selection of independent auditors will be reconsidered by the Board of Directors.

We are not required to submit the appointment of BDO for ratification by our stockholders. However, we are doing so as a matter of good corporate practice. If the stockholders do not ratify the appointment of BDO, the Audit Committee may reconsider its decision. In any case, our Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time during the year if it believes that such change would be in the Company’s best interest and the best interest of our stockholders.

The affirmative votes of the majority of the Company’s outstanding Common Stock present in person or by proxy is required to ratify the appointment of the independent registered accounting firm. Unless otherwise instructed, the proxy holder will vote the proxies received by him “FOR” the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for Fiscal 2023. A representative of BDO USA, LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF BDO USA, LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2023.

Fees Paid to Independent Public Accounting Firms

The following table shows the fees that the Company paid or accrued for audit and other services provided by BDO USA, LLP for Fiscal 2022 and Fiscal 2021, all of which were approved by the Audit Committee.

	2022	2021
Audit Fees	$1,562,500	$1,145,000
Audit-related Fees	$15,374	284,642
Tax Fees	$83,184	175,292
All Other Fees	$328,790	171,082
Total	$1,989,848	$1,776,016

Audit Fees. Fees for audit services include fees associated with the annual financial statement audits of 1‑800‑Flowers.com, Inc., as well as 1-800-Flowers.com, Inc.’s audit of internal controls and quarterly SAS 100 reviews of 1-800-Flowers.com, Inc.’s quarterly reports on Form 10-Q.

Audit-related Fees. Fees for audit-related services in Fiscal 2022 include Form S-8 registration statement filing. Fees for audit-related services in Fiscal 2021 include the audit and Form 8-K filings related to the acquisition of PersonalizationMall.

Tax Fees. Fiscal 2022 includes fees for tax compliance services. Fiscal 2021 includes fees for tax compliance and UNICAP consulting services.

All Other Fees. Fees primarily related to due diligence services in connection with potential acquisitions.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee pre-approves all audit, audit-related and non-audit services (including tax services) provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service. The independent registered public accounting firm and the Company’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the Annual Meeting, and so far, as is known to the Board, no matters are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in their discretion on such matters.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Stockholders who, in accordance with Commission Rule 14a-8 wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at the Company’s principal executive offices no later than the close of business on June 30, 2023. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In accordance with our Bylaws, in order to be properly brought before the 2023 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the secretary of the Company at its principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary date of the 2022 Annual Meeting date. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than August 10, 2023 and no later than September 9, 2023. If, however, our 2023 Annual Meeting date is advanced by more than 30 days before, or delayed more than 70 days after, the one year anniversary of the 2022 Annual Meeting date, then proposals must be received no earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of the 90th day before the 2023 Annual Meeting or the 10th day following the date on which the 2023 Annual Meeting date is publicly announced.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. In addition, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2023 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in addition to the information required under our Bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaws and Commission requirements. The Company will not consider any proposal or nomination that does not meet the Bylaws requirements and the SEC’s requirements for submitting a proposal or nomination. Notices of intention to present proposals at the 2023 Annual Meeting should be addressed to: Corporate Secretary, 1-800-FLOWERS.COM, Inc., Two Jericho Plaza, Suite 200, Jericho, New York 11753. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SOLICITATION OF PROXIES

Proxies are being solicited by the Board of Directors of the Company. Proxies may be solicited by officers, Directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. The Company may pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for expenses of forwarding solicitation materials to their principals. All of the costs of solicitation will be paid by the Company.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to each beneficial holder of its Common Stock on the Record Date who did not receive a copy of the Company’s Annual Report for the fiscal year ended July 3, 2022, on the written request of such person, a copy of the Company’s Annual Report on Form 10-K as filed with the SEC. Any such request should be made in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

By order of the Board of Directors

/s/ Christopher G. McCann
Christopher G. McCann
Chief Executive Officer

Jericho, New York
October 28, 2022

1-800-FLOWERS.COM, INC.
TWO JERICHO PLAZA
JERICHO, NY 11753

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FLWS2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D92102-P80766

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1-800-FLOWERS.COM, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Celia R. Brown
02) James A. Cannavino
03) Dina Colombo
04) Eugene F. DeMark
05) Leonard J. Elmore
06) Adam Hanft
07) Stephanie Redish Hofmann
08) Christopher G. McCann
09) James F. McCann
10) Katherine Oliver
11) Larry Zarin

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D92103-P80766

1-800-FLOWERS.COM, INC.
Annual Meeting of Stockholders
December 8, 2022 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of 1-800-FLOWERS.COM, INC. hereby appoints Michael R. Manley, Corporate Secretary, with full power of substitution, as proxy to vote the shares of stock, in accordance with the undersigned's specifications, which the undersigned could vote if personally present at the Annual Meeting of Stockholders of 1-800-FLOWERS.COM, INC. to be held in a virtual-only format by visiting www.virtualshareholdermeeting.com/FLWS2022 on Thursday, December 8, 2022 at 9:00 a.m. Eastern Standard Time or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS AND "FOR" THE RATIFICATION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 2, 2023, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY AS TO OTHER MATTERS WHICH PROPERLY COME BEFORE THE ANNUAL MEETING.

All of the proposals set forth are proposals of the Company. None of the proposals are related to or conditioned upon approval of any other proposal.

Continued and to be signed on reverse side